UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                )

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☐	Soliciting Material Pursuant to §240.14a-12

Medtronic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000
July 21, 2005
Dear Shareholder:
      Please join us for our Annual Meeting of Shareholders on Thursday, August 25, 2005, at 10:30 a.m. (Central Daylight Time) at Medtronic’s World Headquarters, 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota.
      The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.
      We invite you to join us beginning at 9:30 a.m. to view Medtronic’s interactive product displays. Product specialists will be available to answer your questions before and after the Annual Meeting.
      Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the Annual Meeting in person, you may vote your shares by internet, telephone or by completing and signing the proxy card and promptly returning it in the envelope provided.
      We look forward to seeing you at the Annual Meeting.
Sincerely,
Arthur D. Collins, Jr.
Chairman of the Board and Chief Executive Officer

Alleviating Pain, Restoring Health, Extending Life

VOTING METHODS
      If you are a shareholder of record, hold shares through a Medtronic stock benefit plan, or through a broker or bank, you may vote your shares through the internet, by telephone or by mail. You may also revoke your proxy at any time before the Annual Meeting. Please help us save administrative and postage costs by voting through the internet or by telephone. Each method is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on August 24, 2005 and will ensure that your vote is confirmed and counted. To vote:
BY INTERNET

•	Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

•	Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
BY TELEPHONE

•	From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

•	Have your proxy card in hand when you call and then follow the simple recorded instructions.
BY MAIL

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope.

•	Mailed proxy cards must be received no later than August 24, 2005 to be counted before the Annual Meeting.
YOUR VOTE IS IMPORTANT.     THANK YOU FOR VOTING.
DELIVERY OF FUTURE ANNUAL MEETING MATERIALS
          Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will save Medtronic the cost of printing and mailing them. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll at the website www.medtronic.com by following these easy steps:

•	Click on Investor Relations under About Medtronic
•	Click on Electronic Delivery of Proxy Materials in the Shareholder Services Section
•	Follow the prompts to submit your electronic consent
Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

MEDTRONIC, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	10:30 a.m. (Central Daylight Time) on Thursday, August 25, 2005.

PLACE	Medtronic World Headquarters 710 Medtronic Parkway Minneapolis (Fridley), Minnesota 55432

ITEMS OF BUSINESS	1. To elect four Class I directors for three-year terms.

2. To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm.

3. To approve the Medtronic, Inc. 2005 Employees Stock Purchase Plan.

4. To approve the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (as amended and restated).

5. To consider such other business as may properly come before the Annual Meeting and any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 1, 2005.

VOTING BY PROXY	If you cannot attend the Annual Meeting, you may vote your shares over the internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described on the preceding page, in the Questions and Answers section on page 1 of the Proxy Statement and on the proxy card.

ANNUAL REPORT	Medtronic’s 2005 Annual Report, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors,

Terrance L. Carlson
Secretary
This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about July 21, 2005.

710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000

PROXY STATEMENT
Annual Meeting of Shareholders
August 25, 2005

      We are providing these proxy materials in connection with the solicitation by the Board of Directors of Medtronic, Inc. (“Medtronic”) of proxies to be voted at Medtronic’s Annual Meeting of Shareholders to be held on August 25, 2005, and at any adjournment of the meeting.
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
What am I voting on?
      There are four proposals scheduled to be voted on at the meeting:

•	Election of four directors;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal 2006;

•	Approval of the Medtronic, Inc. 2005 Employees Stock Purchase Plan; and

•	Approval of the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (as amended and restated).
Who is entitled to vote?
      Shareholders as of the close of business on July 1, 2005 (the “Record Date”) may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”);

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares; and

•	Credited to your account in Medtronic’s Employee Stock Ownership and Supplemental Retirement Plan.
What constitutes a quorum?
      A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (see below) are also counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 1,211,146,721 shares of Medtronic common stock were outstanding and entitled to vote.
How many votes are required to approve each proposal?
      The four candidates for election who receive a plurality vote in the affirmative will be elected. Each of the other proposals requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, provided that such majority must be greater than 25% of our outstanding shares.
How are votes counted?
      You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” or “AGAINST” the other proposals as recommended by the Board.
What is a broker non-vote?
      If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.
How does the Board recommend that I vote?
      Medtronic’s Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal 2006;

•	“FOR” the approval of the Medtronic, Inc. 2005 Employees Stock Purchase Plan; and

•	“FOR” the approval of the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (as amended and restated).
How do I vote my shares without attending the meeting?
      If you are a shareholder of record or hold shares through a Medtronic stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•	By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you do not need to return your proxy card.

•	By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

      Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on August 24, 2005.
How do I vote my shares in person at the meeting?
      If you are a shareholder of record and prefer to vote your shares at the meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.
      Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or proxy card so that your vote will be counted even if you later decide not to attend the meeting.
What does it mean if I receive more than one proxy card?
      It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.
May I change my vote?
      Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy at any time by:

•	Sending a written statement to that effect to the Corporate Secretary of Medtronic;

•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting.
Can I receive future proxy materials electronically?
      Yes. If you are a shareholder of record or hold shares through a Medtronic stock plan, you may receive future proxy statements and annual reports online. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you hold shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. See the inside front cover of this proxy statement for easy instructions on how to sign up for electronic delivery.
      If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
What are the costs and benefits of electronic delivery of Annual Meeting materials?
      There is no cost to you for electronic delivery. You may incur the usual expenses associated with internet access, such as telephone charges or charges from your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer and makes it convenient to vote your shares online. Electronic delivery also saves Medtronic significant printing, postage and processing costs.
PROPOSAL 1 — ELECTION OF DIRECTORS
Directors and Nominees
      The Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Shirley A. Jackson, Ph.D., Denise M. O’Leary, Jean-Pierre Rosso and Jack W.

Schuler are the Class I directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2008 Annual Meeting or until their successors are elected and qualified. All of the nominees are currently directors and were elected to the Board of Directors by the shareholders.
      All of the nominees have consented to being named as a nominee in this Proxy Statement and have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.
NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2008 (CLASS I):
THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

SHIRLEY ANN JACKSON, Ph.D. Director since 2002
President of Rensselaer Polytechnic Institute age 58
Dr. Jackson has been President of Rensselaer Polytechnic Institute since July 1999. She was Chair of the U.S. Nuclear Regulatory Commission from July 1995 to July 1999; Professor of Physics at Rutgers University from 1991 to 1995; and Research Physicist for AT&T Bell Laboratories from 1976 to 1991. She is a member of the National Academy of Engineering and is a Fellow of the American Academy of Arts and Sciences and of the American Physical Society. She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Counsel on Foreign Relations. Dr. Jackson is on the Board of Directors of the New York Stock Exchange. She is also a director of Federal Express Corporation, Marathon Oil Corporation, U.S. Steel Corporation, and Public Service Enterprise Group.

DENISE M. O’LEARY Director since 2000
Private Venture Capital Investor age 48
Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. She was with Menlo Ventures, a venture capital investment company from 1983 to 1996 and served as a General Partner from 1987 to 1996. Ms. O’Leary is also a director of America West Holdings Corporation (the parent of America West Airlines) and Chiron Corporation (biotechnology), and a member of the Stanford University Board of Trustees, Chair of the Stanford Board Committee for the Stanford Medical Center and Chair of the Board of Directors of Stanford Hospitals and Clinics.

JEAN-PIERRE ROSSO Director since 1998
Retired Chairman of CNH Global N.V. age 65
Mr. Rosso served as Chairman of CNH Global N.V. (agricultural and construction equipment) from November 1999 until his retirement in May 2004; was Chief Executive Officer of CNH Global N.V. from November 1999 to November 2000; Chairman and Chief Executive Officer of Case Corporation (agricultural and construction equipment) from March 1996 to November 1999; President and Chief Executive Officer of Case Corporation from April 1994 to March 1996. He was President of the Home & Building Control Business of Honeywell, Inc. from 1992 to 1994; President of European operations of Honeywell, Inc. from 1987 through 1991. He is also a director of ADC Telecommunications, Inc. and Eurazeo.

JACK W. SCHULER Director since 1990
Chairman of the Board of Stericycle, Inc. and age 64
Ventana Medical Systems, Inc.
Mr. Schuler has been Chairman of the Board of Stericycle, Inc. (medical waste treatment and recycling) since March 1990 and Chairman of the Board of Ventana Medical Systems, Inc. (immunohistochemistry diagnostic systems) since November 1995; was President and Chief Operating Officer of Abbott Laboratories (health care products) from January 1987 to August 1989; a director of that company from April 1985 to August 1989 and Executive Vice President from 1985 to 1987.
DIRECTORS CONTINUING IN OFFICE UNTIL 2007 (CLASS III):

WILLIAM R. BRODY, M.D., Ph.D. Director since 1998
President of The Johns Hopkins University age 61
Dr. Brody has been President of The Johns Hopkins University since September 1996; Provost of the University of Minnesota Academic Health Center from September 1994 to May 1996; Martin Donner Professor and Director of the Department of Radiology at The Johns Hopkins University School of Medicine from 1987 to 1994. He is also a director of AEGON, USA (insurance and investment products), a division of AEGON, N.V. and Mercantile Bankshares Corporation (bank holding company).

ARTHUR D. COLLINS, Jr. Director since 1994
Chairman of the Board and Chief Executive Officer, age 57
Medtronic, Inc.
Mr. Collins has been Chairman of the Board and Chief Executive Officer of Medtronic since April 2002; President and Chief Executive Officer from May 2001 to April 2002; President and Chief Operating Officer from August 1996 to April 2001; Chief Operating Officer from January 1994 to August 1996; and Executive Vice President of Medtronic and President of Medtronic International from June 1992 to January 1994. He was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. He is also a director of U.S. Bancorp and Cargill, Inc., a member of the Board of Overseers of The Wharton School at the University of Pennsylvania and Chairman of AdvaMed (Advanced Medical Technology Industry Association).

ANTONIO M. GOTTO, Jr., M.D., D. Phil. Director since 1992
Dean of Weill Medical College and Provost for age 69
Medical Affairs, Cornell University
Dr. Gotto has been Dean of the Weill Medical College of Cornell University and Provost for Medical Affairs, Cornell University, since January 1997. He was Chairman and Professor of the Department of Medicine at Baylor College of Medicine and Methodist Hospital from 1977 through 1996 and former J.S. Abercrombie Chair, Atherosclerosis and Lipoprotein Research from 1976 to 1996. He is Past President, International Atherosclerosis Society, Past President, American Heart Association, a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences.

DIRECTORS CONTINUING IN OFFICE UNTIL 2006 (CLASS II):

RICHARD H. ANDERSON Director since 2002
Executive Vice President, age 50
UnitedHealth Group Incorporated
Mr. Anderson has been the Executive Vice President of UnitedHealth Group Incorporated and Chief Executive Officer of its Ingenix division since November 2004. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation and its principal subsidiary, Northwest Airlines, from February 2001 to November 2004. From December 1998 to February 2001 he was Executive Vice President and Chief Operating Officer for Northwest. Mr. Anderson joined Northwest in November 1990 as Vice President and Deputy General Counsel and later served as Executive Vice President — technical operations, flight operations, and airport affairs. Mr. Anderson serves on the Board of Directors of Xcel Energy, Inc. and he is a Trustee of the Henry Ford Museum and Greenfield Village.

MICHAEL R. BONSIGNORE Director since 1999
Retired Chairman and Chief Executive Officer, age 64
Honeywell International, Inc.
Mr. Bonsignore has been the Retired Chairman and Chief Executive Officer of Honeywell International, Inc. since July 2001, and previously was the Chairman of the Board of Honeywell International, Inc. from April 2000 to July 2001; Chief Executive Officer of Honeywell International from December 1999 to July 2001; Chairman of the Board and Chief Executive Officer of Honeywell, Inc. from April 1993 to December 1999; Executive Vice President and Chief Operating Officer of the International and Home & Building Control Business of Honeywell, Inc. from 1990 to 1993; President of Honeywell’s International business from 1987 to 1990; and President of Honeywell Europe from 1983 to 1987. Mr. Bonsignore is a member of the National Geographic Society Board of Trustees.

GORDON M. SPRENGER Director since 1991
Retired President and Chief Executive Officer, age 68
Allina Health System
Mr. Sprenger has been the Retired President and Chief Executive officer of Allina Health System (health care delivery) since October 2001, and previously was President and Chief Executive Officer of Allina Health System from June 1999 to October 2001; Chief Executive Officer of Allina Health System from April 1999 to June 1999; Executive Officer of Allina Health System from July 1994 to April 1999; Chief Executive Officer and director of HealthSpan Health Systems Corporation (a health care delivery company that merged with Medica Health Plan in 1994 to form Allina Health System) from 1992 to 1994; President and Chief Executive Officer of LifeSpan, Inc. (health care delivery) from 1982 to 1992; and Chief Executive Officer of Abbott-Northwestern Hospital from 1982 to 1992. He is also Past Chair of the Board of the American Hospital Association.

ROBERT C. POZEN Director since 2004
Chairman, MFS Investment Management, age 59
Mr. Pozen has been Chairman of MFS Investment Management and a director of MFS Mutual Funds since February 2004 and previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts from January 2003 to December 2003; Vice Chairman of Fidelity Investments from June 2000 to December 2001 and President of Fidelity Management & Research from April 1997 to December 2001; Managing Director and General Counsel for Fidelity Investments from February 1987 to March 1997; and partner at the law firm of Caplin & Drysdale from January 1981 to January 1987; prior to that he served as associate general counsel to the Securities and Exchange Commission. He is also a director of BCE, the parent company of Bell Canada.
GOVERNANCE OF MEDTRONIC
Our Corporate Governance Principles
      In fiscal 1996, the Board of Directors adopted Principles of Corporate Governance (the “Governance Principles”). In fiscal 2004, following Securities and Exchange Commission (“SEC”) approval of final New York Stock Exchange Corporate Governance Rules, the Board updated the Governance Principles, approved new charters for the Audit, Compensation and Corporate Governance Committees, approved a revised Code of Conduct applicable to Medtronic’s officers and employees and adopted a Code of Business Conduct and Ethics for members of the Board. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles provide that:

•	A majority of the members of the Board must be independent directors and no more than three directors may be Medtronic employees. Currently only one director, Medtronic’s Chairman and CEO, is not independent.

•	The Audit, Compensation, Corporate Governance and Technology and Quality Committees consist entirely of independent directors. In accordance with SEC and NYSE requirements, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

•	The Corporate Governance Committee, which consists of all the independent directors on the Board, oversees an annual evaluation of the Board and its committees. The Nominating Subcommittee of the Corporate Governance Committee evaluates the performance of each director whose term is expiring based on criteria set forth in the Governance Principles.
      Our Governance Principles, the charters of our Audit, Compensation, Corporate Governance and Technology and Quality Committees and our codes of conduct are published on our website at www.medtronic.com under the Corporate Governance caption. These materials are available in print to any shareholder upon request. From time to time the Board reviews and updates these documents as it deems necessary and appropriate.
Committees of the Board and Meetings
      The Board has four standing committees with the principal functions described below.
Audit Committee

•	Oversees the integrity of Medtronic’s financial reporting

•	Oversees Medtronic’s legal compliance function

•	Reviews annual and quarterly financial statements and discusses policy with respect to earnings releases

•	Reviews major changes to Medtronic’s accounting and auditing principles and practices

•	Reviews and makes recommendations regarding performance objectives developed by management, including review of Medtronic’s annual and long-range operating plans

•	Hires the firm to be appointed as Medtronic’s independent auditors and oversees relationship with independent auditors

•	Pre-approves all audit and permitted non-audit services to be provided by the independent auditors

•	Reviews the scope of the annual audit and internal audit programs

•	Reviews the adequacy and effectiveness of Medtronic’s internal control over financial reporting and disclosure controls and procedures

•	Meets periodically with management to review Medtronic’s major financial and business risk exposures and steps taken to monitor and control these exposures

•	Establishes procedures concerning the submission, receipt, retention and treatment of complaints and concerns regarding internal accounting controls, accounting and auditing matters

•	Meets privately in separate executive sessions periodically with management, internal audit and independent auditors.

Compensation Committee

•	Establishes executive compensation policies and guiding principles

•	Annually reviews and approves corporate goals and objectives relevant to compensation of the CEO, establishes compensation of the CEO, based on evaluations conducted by the Corporate Governance Committee, and other top four proxy executives

•	Makes recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans

•	Evaluates the design of compensation and qualified benefit programs

•	Establishes compensation for non-management directors and recommends changes to the full Board.

Corporate Governance Committee

•	Addresses matters of corporate governance and reviews and recommends to the Board changes to the Governance Principles

•	Evaluates qualifications and candidates for positions on the Board

•	Annually evaluates the CEO’s performance in light of goals and objectives set by the Compensation Committee and communicates results of evaluation to that Committee

•	Annually reviews performance of senior management

•	Oversees an annual evaluation of the Board and its committees

•	Reviews succession plans and makes recommendations to the Board

•	Maintains a Nominating Subcommittee which recommends to the full Committee criteria for selecting new directors, nominees for Board membership and the positions of Chairman,

CEO and Chair of the Corporate Governance Committee (lead director) and whether a director should be invited to stand for re-election.

      The Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Corporate Governance Committee must notify the Corporate Secretary in writing at Medtronic’s offices at 710 Medtronic Parkway, Minneapolis, MN 55432 no later than March 23, 2006. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.
      If the Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy in the Board, or to expand the size of the Board, the Committee considers candidates from a variety of sources. The process followed by the Committee to identify and evaluate candidates includes (a) meetings to evaluate biographical information and background material relating to candidates and (b) interviews of selected candidates by members of the Committee. Recommendations by the Committee of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Governance Principles. These criteria include business experience and skills, independence, distinction in their activities, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. The Committee also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees.
      After completing interviews and the evaluation process, the Committee makes a recommendation to the full Board as to persons who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Committee and making such other evaluation as it deems appropriate.
      Alternatively, shareholders intending to appear at the annual meeting of shareholders to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Committee was not requested to consider his or her candidacy) must comply with the procedures in Medtronic’s articles of incorporation, which are described under “Other Information — Shareholder Proposals and Director Nominations” below.

Technology and Quality Committee

•	Reviews policies, practices, processes and quality programs concerning technological and product research

•	Reviews quality process matters with Medtronic’s chief quality officer

•	Reviews efforts and investments in developing new products and businesses

•	Evaluates Medtronic’s technological education and recognition programs.

Special Committee
      Beginning in 2004, the Board convened a Special Committee, comprised of Richard H. Anderson, Jean-Pierre Rosso and Jack W. Schuler, to conduct an independent evaluation of certain allegations made in a civil qui tam complaint under the federal False Claims Act against a subsidiary of the Company. For more information about the complaint, please see the “Legal Proceedings”

section in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2005 (“fiscal 2005”).
      The following table summarizes the current membership of the Board and each of its committees, as well as the number of times each committee met during fiscal 2005.

				Corporate	Technology
	Board	Audit	Compensation	Governance	and Quality

Mr. Anderson	X		X	X	X

Mr. Bonsignore	X	X	Chair	X

Dr. Brody	X			X*	Chair

Mr. Collins	Chair

Dr. Gotto	X			X	X

Dr. Jackson	X			X*	X

Ms. O’Leary	X	X		X*

Mr. Pozen	X	X		X

Mr. Rosso	X	Chair	X	X

Mr. Schuler	X	X	X	Chair*

Mr. Sprenger	X		X	X	X

Number of fiscal 2005 meetings	7	9	3	3	3

*	Denotes member of Nominating Subcommittee, which met three times in fiscal 2005.
     Each director attended 75% or more of the total meetings of the Board and Board committees on which the director served.
Director Compensation
      Non-employee director compensation consists of an annual retainer, an annual cash stipend for committee chairs and special committee members, an annual stock option grant and an annual grant of deferred stock units. In addition, all new non-employee directors receive an initial stock option grant.
      The annual retainer for all non-employee directors for the 2005-2006 plan year (September 1, 2005 through August 31, 2006) is $70,000. The Chairs of the Corporate Governance, Audit, Compensation and Technology and Quality Committees receive a cash stipend of $10,000. Members of the Special Committee receive an additional annual fee of $10,000, paid quarterly ($2,500 per quarter), so long as the committee is convened. The annual retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year. Prior to the 2005-2006 plan year, each director had the choice of taking 100% of the annual retainer and annual cash stipend in cash or in stock options. If a director elected a stock option, the number of shares subject to the option was equal to four times the amount of the annual retainer and annual cash stipend exchanged, divided by the fair market value of a share of Medtronic common stock on the last day of the plan year (which was also the exercise price of the option). These options expired on the tenth anniversary of the date of grant.
      Each non-employee director also receives on the first day of each plan year an annual stock option grant for a number of shares of Medtronic common stock equal to the amount of the annual retainer ($70,000) divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of the option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director.

      On the last day of each plan year, each non-employee director is granted a number of deferred stock units (each representing the right to receive one share of Medtronic common stock) equal to the amount of the annual retainer earned divided by the average of the fair market value of a share of Medtronic common stock for the last 20 trading days during the plan year. Dividends paid on Medtronic common stock are credited to a director’s stock unit account in the form of additional stock units. The balance in a director’s stock unit account will be distributed to the director in the form of shares of Medtronic common stock upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions.
      On the date he or she first becomes a director, each new non-employee director also receives a one-time initial stock option grant for a number of shares of Medtronic common stock equal to two times the amount of the annual retainer divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of such option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director.
      The non-employee director stock options described above vest and are exercisable in full on the date of grant, except that a director initially appointed by the Board will not be entitled to exercise any stock option until the director has been elected to the Board by Medtronic’s shareholders. To more closely align their interests with those of shareholders generally, directors are encouraged to own stock of the Company in an amount equal to five times the annual Board retainer fees. In addition, each director must retain for a period of three years 75% of the net after-tax profit shares realized from option exercises or share issuances resulting from grants made on or after April 26, 2003. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold after three years. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement/termination.
      Directors may defer all or a portion of their compensation through participation in Medtronic’s Capital Accumulation Plan, a nonqualified deferred compensation plan designed to allow participants to make contributions of their compensation before taxes are withheld and to earn tax-deferred interest on those contributions. The interest rate for each calendar year is equal to the 10-year rolling average interest rate for 10-Year U.S. Treasury Notes as of June 30 of the preceding calendar year. At June 30, 2004, that interest rate was 5.57%.
      As part of its overall program to promote charitable giving, the Medtronic Foundation matches gifts by Medtronic employees and directors to qualified educational institutions up to $7,000 per fiscal year. In addition, for any individual who became a director prior to July 1, 1998 and who has served as a director for five or more years, the director may recommend charitable institutions to which Medtronic will make a total contribution of $1 million at the time of the director’s death.
Certain Relationships and Related Transactions
      During fiscal 2005, Tino Schuler, a son of director Jack W. Schuler, was employed by Medtronic as a director of marketing in the Medtronic Xomed business. Mr. Tino Schuler worked for Xomed beginning in August 1993, and Xomed was acquired by Medtronic in 1999. Mr. Tino Schuler was paid an aggregate salary and bonus of $143,200 for his services during fiscal 2005. Director Gordon M. Sprenger’s son, Michael G. Sprenger, also worked as a director of marketing for Medtronic during fiscal 2005, receiving an aggregate salary and bonus of $182,823. Mr. Michael Sprenger has been a Medtronic employee since May 1989, prior to his father’s election to Medtronic’s Board in September 1991. Both Mr. Tino Schuler and Mr. Michael Sprenger received in fiscal 2005, in addition to their salaries and bonuses, the standard benefits provided to other Company employees. Neither Mr. Tino Schuler nor Mr. Michael Sprenger is an executive officer of Medtronic.

      On October 5, 2001, prior to the adoption of the Sarbanes-Oxley Act of 2002, Jeff Balagna received a $300,000 loan from Medtronic for the purchase of a home following his appointment as an executive officer of the Company and his agreement to relocate to Minnesota. The loan term is for ten years and is secured by a second mortgage on Mr. Balagna’s home. Early repayment of the loan is required following termination of employment and no interim payments are required. Aggregate interest on the loan will be an amount equal to 23% of the appreciated value of the home occuring during the period the loan is outstanding. The amount outstanding under the loan has been $300,000 since inception. Mr. Balagna recently tendered his resignation from the Company, effective July 22, 2005. Repayment of the loan, plus accrued interest, is expected to occur within 60 days of Mr. Balagna’s resignation following completion of requisite property appraisals.
Our Codes of Conduct
      All of our employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code to the attention of Medtronic, through management or Company legal counsel or by using Medtronic’s confidential compliance line. Our Code of Conduct includes certain specific policies (collectively, the “Code of Ethics for Senior Financial Officers”) applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer, in respect of internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations and conflicts of interest. In 2004, the Board of Directors adopted a Code of Business Conduct and Ethics for members of the Board in respect of director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations, and promotion of ethical behavior.
      Our codes of conduct are published on our website, at www.medtronic.com, under the Corporate Governance caption. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.
Lead Director; Executive Sessions
      The Chair of our Corporate Governance Committee, Mr. Schuler, is our designated “Lead Director” and presides as the chair at meetings or executive sessions of the independent directors. Six regular meetings of our Board are held each year and at each Board meeting our independent directors meet in executive session with no Company management present. The membership of each of our four standing Board committees — Audit Committee, Compensation Committee, Corporate Governance Committee and Technology and Quality Committee — consists solely of independent directors, as defined in the New York Stock Exchange Corporate Governance Rules, and as required by those rules, the Audit Committee and Corporate Governance Committee meet periodically in executive session with no Company management present.
Complaint Procedure; Communications with Directors
      The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters. Our Board of Directors may also be contacted via e-mail at independentdirectors@medtronic.com. Our Lead Director, Mr. Schuler, may be contacted via e-mail at leaddirector@medtronic.com. Communications received from shareholders may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.
Audit Committee Financial Experts
      All of our current Audit Committee members — Messrs. Rosso (Chair), Bonsignore, Pozen and Schuler and Ms. O’Leary — are audit committee financial experts, as that term is defined in SEC rules implementing requirements of the Sarbanes-Oxley Act of 2002.
Audit Committee Pre-Approval Policies
      Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent auditor. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, and audit-related, tax, and other permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Director Independence
      Under the New York Stock Exchange Corporate Governance Rules, to be considered independent, a director must be determined to have no material relationship with Medtronic other than as a director. The listing standards include criteria for assessing the independence of directors, including guidelines relating to directors’ (and their immediate family members’) employment or affiliation with Medtronic or its independent auditor. The listing standards also prohibit Audit Committee members from any direct or indirect financial relationships with Medtronic above certain thresholds, and restrict commercial relationships of all directors with Medtronic. The Audit Committee also satisfies the independence standards of SEC Rule 10A-3. The Board of Directors has determined that each of our non-management directors is independent under the New York Stock Exchange Corporate Governance Rules.
      In making its independence determinations, the Board noted that each of Mr. Schuler and Mr. Sprenger has a son who is employed by Medtronic. Mr. Schuler’s son was employed by a company acquired by Medtronic, and continued his employment with Medtronic following the acquisition. Mr. Sprenger’s son was a Medtronic employee prior to Mr. Sprenger’s election to the Board. The Board determined that these relationships are not material to the directors. Each of these employment relationships is maintained on an arm’s length basis; neither family member is an executive officer of Medtronic or a member of the household of the related director; and neither director has any material interest in the employment relationship.

      The Board also considered Mr. Anderson’s position as Executive Vice President of UnitedHealth Group Incorporated and Chief Executive Officer of its Ingenix division, positions that he has held since November 2004. During each of the past three fiscal years, Medtronic has purchased third party administrative services from UnitedHealth Group Incorporated or its subsidiaries (collectively “UHG”). The Board determined that Mr. Anderson’s position does not impair his independence as a director because our business relationship with UHG is maintained on an arm’s length basis and pre-dates Mr. Anderson’s appointment as an officer of UHG and because the third party administrative services provided to Medtronic are at market rates. In addition, the Board considered Mr. Schuler’s position as Chairman of the Board of Stericycle, Inc. During each of the past three fiscal years, Medtronic periodically has purchased services from Stericycle. Again, the Board determined that Mr. Schuler’s position does not impair his independence as a director because our business relationship with Stericycle is maintained on an arm’s length basis and because the services provided to Medtronic are at market rates. Additionally, in making its independence determinations, the Board also noted Ms. O’Leary’s association with the Stanford Medical Center and Stanford Hospitals and Clinics, Dr. Brody’s association with The Johns Hopkins University and Dr. Gotto’s association with the Weill Medical College of Cornell University. We have research and/or business relationships with each of these institutions. The Board determined that such relationships do not impair the independence of Ms. O’Leary, Dr. Brody or Dr. Gotto, since in each case the relationships are maintained on an arm’s length basis and neither the directors nor the institutions with which they are affiliated are given special treatment in these relationships. Under the New York Stock Exchange Corporate Governance Rules for evaluating director independence, the Board determined that none of the consideration received by any of the above institutions from Medtronic was at a level that would compromise the applicable director’s independence.
Annual Meeting of the Shareholders
      It is has been the longstanding practice of the Company for all directors to attend the Annual Meeting of Shareholders. All directors attended the last Annual Meeting.

SHARE OWNERSHIP INFORMATION
      5% Owners. As reported in filings with the SEC, no shareholder beneficially owned more than 5% of Medtronic’s common stock as of July 1, 2005.
      Management Shareholdings. The following table shows the number of shares of Medtronic common stock beneficially owned as of July 1, 2005 by Medtronic’s directors, executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.

		Of Shares Beneficially
	Amount and Nature of	Owned, Amount that May Be
Name of Beneficial Owner	Beneficial Ownership(5)(6)	Acquired Within 60 Days

Richard H. Anderson(1)	18,139	13,543
Michael R. Bonsignore	54,236	38,714
William R. Brody, M.D., Ph.D.	65,615	48,883
Arthur D. Collins, Jr.(2)	2,811,790	1,868,385
Michael F. DeMane	270,212	171,637
Antonio M. Gotto, Jr., M.D., D.Phil.	124,750	58,937
William A. Hawkins	232,432	142,757
Shirley Ann Jackson, Ph.D.	16,831	14,075
Stephen H. Mahle	851,193	543,027
Denise M. O’Leary	33,266	29,466
Robert C. Pozen(3)	24,700	0
Jean-Pierre Rosso	49,517	43,563
Robert L. Ryan(4)	1,272,120	1,233,338
Jack W. Schuler	169,984	57,710
Gordon M. Sprenger	129,870	60,832
Directors and executive officers as a group (25 persons)	8,299,043	6,043,181

(1)	Mr. Anderson disclaims beneficial ownership of 25 shares that are owned by his minor son.

(2)	Mr. Collins disclaims beneficial ownership of 10,000 shares that are held by The Collins Family Foundation, a charitable trust of which he is one of the trustees.

(3)	Includes 20,000 shares owned jointly with Mr. Pozen’s spouse.

(4)	Mr. Ryan retired from the Company at the end of fiscal 2005.

(5)	Based upon 1,211,146,721 shares outstanding as of July 1, 2005, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately .69% of the shares outstanding.

(6)	Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before August 30, 2005).
      Section 16(a) Beneficial Ownership Reporting Compliance. Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal 2005 all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic’s common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), except for Messrs Pozen and Scott Ward, Medtronic’s Senior Vice President and President, Vascular. Due to an oversight by Mr. Pozen’s advisor, Mr. Pozen did not file timely reports for his initial holdings on October 24, 2004 and for a purchase of shares on November 24, 2004. Due to an oversight by Mr. Ward’s advisor, the Form 4 filed by Mr. Ward on December 30, 2004 understated the amount of shares that were gifted. The reports were promptly filed or amended upon discovery of the oversights.

REPORT OF THE COMPENSATION COMMITTEE ON
FISCAL 2005 EXECUTIVE COMPENSATION
Overview
      The Compensation Committee of the Board of Directors (the “Committee”) is comprised solely of directors who are not current or former employees of Medtronic, and each is independent as defined by the New York Stock Exchange Corporate Governance Rules. The Committee is responsible for establishing the compensation policies and evaluating the compensation programs for Medtronic’s executive officers and other key employees. The Committee engages independent compensation consultants to assist them in this process by providing competitive compensation data and best practice advice. In addition to the regularly scheduled meetings, the Chairman of the Committee, management and the independent compensation consultants hold pre-meeting preparation telephone conferences. In carrying out its duties, the Committee makes all reasonable attempts to comply with the $1 million deduction limitation for executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Medtronic and its shareholders.
Compensation Philosophy
      The compensation program for executive officers is designed to:

•	Emphasize performance-based compensation

•	Encourage strong financial performance by establishing aggressive goals and highly leveraged incentive programs

•	Encourage executive stock ownership and alignment with shareholder interests by providing a significant portion of compensation in Medtronic common stock.
      The principal elements of the program consist of base salary, annual incentives and long-term incentives in the form of stock options, performance shares and restricted stock. The Company also provides other benefits to executives in the form of nonqualified savings and retirement plans, a change in control severance policy described elsewhere in this proxy statement, a physical examination and a business allowance in lieu of perquisites such as an automobile, financial and tax planning, and country club memberships. The CEO travels on private aircraft, but only for business purposes, and he also travels on commercial aircraft. Medtronic’s philosophy is to position the aggregate of these elements of compensation at a level that is commensurate with Medtronic’s size and performance relative to other leading medical equipment and pharmaceutical companies, as well as a larger group of general industry companies. The Committee annually reviews the reasonableness of total compensation levels and mix using public information from comparable company proxy statements and survey information from credible general industry surveys.
      Base Salary. The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position and competitive practice. The CEO received a 5.1% increase to base salary effective at the beginning of fiscal 2005.
      Annual Incentive Awards. Executive officers are eligible for annual incentives under the shareholder approved Medtronic, Inc. Executive Incentive Plan. This is a formula-based plan with awards based on corporate, geographic and business unit performance. The Committee, with input from management, sets specific performance goals at the beginning of each year and communicates them to the Company’s executives. For fiscal 2005, corporate operating performance was assessed against performance measure goals of diluted earnings per share, revenue growth and after-tax return on net assets, with these measures given weights of 50%, 30% and 20%, respectively. Business unit and geographic financial performance were assessed against performance measure goals of earnings before interest and taxes, revenue growth and controllable asset turnover, and in some cases, measures of quality, with these measures assigned respective weights that vary for each participant. For fiscal 2005, executive officers were eligible for target awards ranging from 45% to 100% of base salary. Final awards can range from 0% to 235% of the target amounts, and a threshold level of performance is required before any payout occurs. For fiscal 2005, the CEO was eligible to receive a target award of 100% of base salary. Annual performance was 115% of target and, consequently, the payout for the CEO was 115% of his base salary.
      Stock Options. The Committee uses annual grants of stock options to deliver competitive compensation that recognizes key employees for their contributions to the Company and aligns executives with shareholders in focusing on long-term growth and stock performance. Stock options are granted annually based on pre-established grant guidelines calibrated to competitive standards and approved by the Committee under a shareholder approved plan with exercise prices not less than the fair market value of the Company’s common stock on the date of grant. These options provide no value to the executive unless the Company’s stock price increases after the grants are made. Stock options granted to executive officers during the most recent fiscal year have a 10-year exercise term and vest ratably on the first four anniversaries of the date of grant, subject to accelerated vesting in the event of certain terminations of employment, including retirement, or a defined change-in-control of the Company. Individual awards vary based on the individual’s responsibilities and performance, ability to impact financial performance and future potential. In fiscal 2005, the CEO received a stock option grant for 260,000 shares with terms and conditions consistent with those described above for other optionees.
      Restricted Stock/ Restricted Stock Units. The Committee grants restricted stock and restricted stock units on a limited basis to executive officers, taking into consideration retention and competitive practice. The CEO received a restricted stock unit grant of $2 million in fiscal 2005. The award will cliff vest after five years but will not be distributed until at least one year after the CEO’s retirement.
      Performance Shares. The Committee grants performance shares to senior executives under the Performance Share program. Grants are made annually based on pre-established grant guidelines calibrated to competitive standards and approved by the Committee for overlapping three-year performance periods. Grant targets range from 40% to 100% of base salary. In fiscal 2005, the CEO received a Performance Share grant (for the 2005-2007 cycle) with a target payout equal to 100% of his base salary. Once a threshold level of performance is attained, final awards can range from 20% to 180% of the target amounts. Payouts are based on performance goals of diluted earnings per share, revenue growth and after-tax return on net assets, with these measures given weights of 50%, 30% and 20%, respectively. These performance measures are the same for all program participants. The value of the award is based on the average price of Medtronic’s common stock for the last 20 trading days of the performance cycle, up to a maximum of three times the price at the date of grant. Half of the award is paid in Medtronic common stock, with the other half paid in cash or Medtronic common stock at the discretion of the Committee.
      For the 2003-2005 cycle, Medtronic’s cumulative diluted earnings per share performance and average after-tax return on net assets performance were above target and average revenue growth was below target. Consequently, the payout for this cycle for all executive officers, including the CEO, was 110% of the target award. This award was paid 50% in Medtronic common stock and 50% in cash.
      Stock Option Exchange Program. To encourage stock ownership by executives, Medtronic offers a program that allows certain executives to elect to receive stock options in exchange for some or all of the cash compensation under the Medtronic, Inc. Executive Incentive Plan and the cash or stock compensation under the Performance Share program. Currently under the program, participants receive an option to acquire $4 of stock at market value for every $1 of compensation exchanged. Stock options granted to named executives in fiscal 2005 under this program are disclosed in the “Option/SAR Grants in Last Fiscal Year” table in this Proxy Statement. This program has been discontinued for executive officers beginning with fiscal 2006.
      Adjustments for Acquisitions and Charges. In determining award payments with respect to Medtronic’s short-term and long-term incentive programs, the Committee has adopted a long-standing practice of excluding from the calculation of performance results certain acquisitions and in-process research and development, special and other charges. Consistent with this practice, the performance results for the performance period ended in fiscal 2005 excluded all one-time litigation and special tax charges made during such performance period.
      Stock Retention Requirements. The Committee has approved the implementation of stock retention requirements. The CEO must retain, for a period of three years, 75% of the net after-tax profit shares realized from option exercises or share issuances resulting from grants made on or after April 26, 2003. Other executive officers must retain, for a period of three years, 50% of the net after-tax profit shares realized from option exercises or share issuances resulting from grants made on or after April 26, 2003. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those shares remaining after payment of income taxes. Shares retained may be sold after three years. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement/termination. As of July 1, 2005, all executive officers were in compliance with the stock retention requirements.
Conclusion
      Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentives to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that Medtronic’s compensation program directs the efforts of Medtronic’s executive officers toward the continued achievement of growth and profitability for the benefit of Medtronic’s shareholders.

COMPENSATION COMMITTEE:

Michael R. Bonsignore, Chair	Jack W. Schuler
Richard H. Anderson	Gordon M. Sprenger
Jean-Pierre Rosso

SHAREHOLDER RETURN PERFORMANCE GRAPH
      The graph and table below compare the cumulative total shareholder return on Medtronic’s common stock with the cumulative total shareholder return on the Standard & Poor’s 500 Composite Index and the Standard & Poor’s 500 Health Care Equipment Index for the five-year period beginning April 30, 2000. The graph and table assume that $100 was invested on that date in Medtronic’s common stock, the S&P 500 Index and the S&P 500 Health Care Equipment Index and that all dividends were reinvested.
Comparison of Five-Year Cumulative Total Return Among Medtronic,
S&P 500 Index and S&P 500 Health Care Equipment Index

EXECUTIVE COMPENSATION
      The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended April 29, 2005, April 30, 2004 and April 25, 2003 awarded to or earned by the Chief Executive Officer and each of the other four most highly compensated executive officers of Medtronic.
Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Compensation	Awards	Options/SARs	Payouts	Compensation
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	(#)(1)(4)	($)(4)	($)(5)

Arthur D. Collins, Jr.	2005	1,125,000	1,295,663	—	2,000,000	260,000	1,276,933	61,305
Chairman and Chief	2004	1,070,000	970,169	—	2,000,009	325,475	—	69,585
Executive Officer	2003	1,025,000	1,368,683	—	2,000,035	323,824	—	56,564
William A. Hawkins	2005	700,000	497,800	—	—	113,053	215,878	34,200
President & Chief	2004	410,000	520,000	83,759	3,000,033	65,204	122,695	26,378
Operating Officer*	2003	385,000	575,000	—	—	49,031	—	20,235
Stephen H. Mahle	2005	550,000	247,555	2,682	—	70,000	362,569	28,441
Executive Vice	2004	510,000	230,000	1,649	3,000,033	84,215	102,727	33,878
President & President,	2003	485,000	500,000	1,177	—	92,058	—	27,956
Cardiac Rhythm Mgmt*
Robert L. Ryan	2005	525,000	—	—	—	114,445	—	29,085
Senior Vice President &	2004	505,000	—	—	—	104,291	—	30,630
Chief Financial Officer*	2003	485,000	—	—	—	112,773	—	28,428
Michael F. DeMane	2005	435,000	398,634	—	—	60,000	261,689	27,830
Senior Vice President &	2004	410,000	415,000	—	3,000,033	65,204	121,699	26,639
President, Spinal, ENT &	2003	385,000	410,000	—	—	49,031	—	25,678
Navigation*

*	Prior to May 3, 2004, Mr. Hawkins served as Senior Vice President & President, Vascular and Mr. Mahle served as Senior Vice President & President, Cardiac Rhythm Management. Mr. Ryan retired on April 29, 2005. Effective August 1, 2005, Mr. DeMane will serve as Senior Vice President and President, Europe, Canada, Latin America and Emerging Markets.

(1)	“Bonus” column does not include cash bonus payments that the executives elected to forgo in order to receive stock options granted in lieu of part or all of such cash bonus compensation under the Medtronic, Inc. Executive Incentive Plan. The cash bonus payments forgone by Messrs. Hawkins and Ryan, respectively, for fiscal 2005 were $100,000 and $354,743. Additional cash bonus payments forgone by Mr. Ryan were: fiscal 2004, $280,000 and fiscal 2003, $375,000. These stock options are included in the “Securities Underlying Options/SARs” column. See “Report of the Compensation Committee on Fiscal 2005 Executive Compensation — Stock Option Exchange Program” and “Option/SAR Grants in Last Fiscal Year” below. “Bonus” column includes for Mr. Hawkins cash payments totaling $200,000 and $275,000 for fiscal 2004 and fiscal 2003, respectively, as a signing bonus related to his offer of employment with Medtronic. “Bonus” column includes for Mr. DeMane cash payments totaling $95,000 each for fiscal 2004 and fiscal 2003 related to his promotion to executive officer.

(2)	This column includes amounts payable by Medtronic to Mr. Mahle in above-market interest under a deferred compensation plan. Also included are payments to Mr. Hawkins in fiscal 2004, including $44,412 in connection with the lease of a townhome to support Mr. Hawkins’ regular commute from Minneapolis to Santa Rosa, California, where the Company’s Vascular business is based, and a $24,000 business allowance in lieu of a perquisite program.

      (footnotes continued)

(3)	Mr. Collins holds restricted stock units pursuant to grants made in August 1997, October 2002, October 2003, and October 2004. The 1997 units vested in fiscal 2003 and will be paid out upon Mr. Collins’ retirement. The 2002, 2003, and 2004 units will cliff vest 100% five years after the date of grant (100% vesting four years after the date of grant on the 2003 units in the event of death, disability or retirement and 100% vesting in the event of death, disability or retirement on the 2004 units) but will not be distributed until at least one year after Mr. Collins’ retirement. As of April 29, 2005, Mr. Collins held stock units representing the right to receive 430,900 shares (which reflects crediting of dividends) valued at $22,708,430 (based on the closing stock price of $52.70 per share on April 29, 2005).

Messrs. Hawkins, Mahle and DeMane each hold restricted stock units pursuant to grants made in August 2003. These units will vest 50% three years after the date of grant and 50% four years after the date of grant but will not be distributed until after retirement. As of April 29, 2005, Messrs. Hawkins, Mahle and DeMane each held stock units representing the right to receive 61,329 shares (which reflects crediting of dividends) valued at approximately $3,232,038 (based on the closing stock price of $52.70 per share on April 29, 2005). As of April 29, 2005, Mr. Hawkins and Mr. DeMane each held 21,089 shares of restricted stock valued at $1,111,390 (based on a closing stock price of $52.70 per share on April 29, 2005). Mr. Hawkins has elected to convert 21,089 shares of restricted stock into restricted stock units effective as of April 17, 2007, the date that 21,089 of his shares of restricted stock will vest. Mr. Hawkins will receive distribution of the restricted stock units in the form of common stock in a lump sum twelve months after his termination of employment with Medtronic.

(4)	“LTIP Payouts” column includes the value of both cash and stock earned upon payment of performance share awards as described in “Other Long-Term Incentive Awards” below. The column does not include the value of cash and/or long-term incentives that the executives elected to forgo in order to receive stock options granted in lieu of part or all of such compensation. Such amounts foregone by Messrs. Hawkins and Ryan, respectively, for the three-year performance cycle ending in fiscal 2005 were $71,959 and $362,569. Such amounts forgone by Messrs. Collins, Mahle and Ryan, respectively, for each of the three-year performance cycles ending in the following fiscal years were: fiscal 2004, $541,521, $102,727 and $213,073; and fiscal 2003, $409,850, $168,924 and $176,857. Those stock options are included in the “Securities Underlying Options/SARs” column. See “Report of the Compensation Committee on Fiscal 2005 Executive Compensation — Performance Shares” and “Stock Option Exchange Program” and “Option/SAR Grants in Last Fiscal Year” below.

(5)	Amounts in this column for fiscal 2005 include the following: Medtronic contributed to each of the named executive officers $5,125 in shares of Medtronic stock under the employee stock ownership plan; Medtronic contributed $8,979, to each of the named executive officers, to match employee contributions under the 401(k) supplemental retirement plan; and Medtronic contributed $47,201, $20,096, $14,337, $14,981 and $13,726, to Messrs. Collins, Hawkins, Mahle, Ryan and DeMane, respectively, toward the right to receive shares of Medtronic stock under the non-qualified supplemental benefit plan.

Option/SAR Grants In Last Fiscal Year
      The following table sets forth for each of the named executives the stock options granted by Medtronic in fiscal 2005 and the potential value of these stock options determined pursuant to SEC requirements. No stock appreciation rights were granted to the named executives in fiscal 2005.

						Potential Realizable Value at
						Assumed Annual Rates of
						Stock Price Appreciation for
	Individual Grants					Option Term

	Number of		% of Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	or Base
	Options/SARs		Employees in	Price	Expiration	0%	5%	10%
Name	(#)		Fiscal Year	($/SH)	Date	($)	($)(4)	($)(4)

Mr. Collins	260,000	(1)	1.6	50.00	10/21/14	0	8,175,630	20,718,652
Mr. Hawkins	100,000	(1)	0.6	50.00	10/21/14	0	3,144,473	7,968,712
	5,462	(2)	0.0	52.70	4/29/15	0	181,026	458,755
	7,591	(3)	0.1	52.70	4/29/15	0	251,587	637,570
Mr. Mahle	70,000	(1)	0.4	50.00	10/21/14	0	2,201,131	5,578,099
Mr. Ryan	60,000	(1)	0.4	50.00	4/29/10	0	1,020,287	2,314,683
	27,519	(2)	0.2	52.70	4/29/15	0	912,055	2,311,327
	26,926	(3)	0.2	52.70	4/29/15	0	892,402	2,261,521
Mr. DeMane	60,000	(1)	0.4	50.00	10/21/14	0	1,886,684	4,781,227

(1)	These stock options granted to the named executive officers have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(2)	These stock options were granted in lieu of all or part of the cash and/or stock compensation for the fiscal 2003-2005 performance cycle under Medtronic’s long-term incentive plan. Because the executives elected to forgo cash compensation to receive the options, which were granted on April 29, 2005, the options were 100% vested at grant. See “Report of the Compensation Committee on Fiscal 2005 Executive Compensation — Stock Option Exchange Program.”

(3)	These stock options were granted in lieu of the cash compensation for fiscal 2005 under Medtronic’s annual incentive plan. Because the executive elected to forgo cash compensation to receive the options, which were granted on April 29, 2005, the options were 100% vested at grant. See “Report of the Compensation Committee on Fiscal 2005 Executive Compensation — Stock Option Exchange Program.”

(4)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the SEC, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of Medtronic’s common stock price.

Aggregated Option/SAR Exercises In Last Fiscal Year
     And Fiscal Year-End Option/SAR Values
      The following table sets forth for each of the named executive officers, the value realized from stock options exercised during fiscal 2005 and the number and value of exercisable and unexercisable stock options and stock appreciation rights held at April 29, 2005.

			Number of
			Securities Underlying
			Unexercised	Value of
			Options/SARs	Unexercised in-the-Money
			at Fiscal	Options/SARs at
	Shares		Year-End (#)	Fiscal Year-End ($)(1)
	Acquired	Value
	on	Realized	Exercisable/	Exercisable/
Name	Exercise	($)	Unexercisable	Unexercisable

Mr. Collins	190,464	8,484,679	1,868,385/691,487	33,562,517/3,941,321
Mr. Hawkins	0	0	142,757/203,050	665,447/910,608
Mr. Mahle	22,040	930,289	535,181/194,017	7,815,245/1,099,580
Mr. Ryan	134,880	5,673,664	1,233,338/0	19,057,524/0
Mr. DeMane	0	0	214,955/141,465	3,275,149/755,145

(1)	Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $52.70, the closing price per share on April 29, 2005, by the number of shares subject to such options. Amounts include stock options granted on April 29, 2005 in lieu of cash compensation for fiscal 2005 under Medtronic’s annual incentive plan and cash and/or stock compensation upon payment of performance share awards for the fiscal 2003-2005 performance cycle as described in “Other Long-Term Incentive Awards” below. See “Report of the Compensation Committee on Fiscal 2005 Executive Compensation — Stock Option Exchange Program.”
Other Long-Term Incentive Awards
      The following table sets forth the number of performance share units granted to each of the named executive officers in fiscal 2005 under Medtronic’s 1994 Stock Award Plan and the performance-based award formula under such Plan.
Long-Term Incentive Plans — Awards In Last Fiscal Year(1)

	Number of		Estimated Future Payouts Under
	Shares, Units	Performance or	Non-Stock Price Based-Plans
	or Other	Other Period
	Rights	Until Maturation	Threshold	Target	Maximum
Name	(#)	or Payout	(#)	(#)	(#)

Mr. Collins	22,593	5/1/04-4/27/07	4,519	22,593	40,668
Mr. Hawkins	10,544	5/1/04-4/27/07	2,109	10,544	18,980
Mr. Mahle	6,628	5/1/04-4/27/07	1,326	6,628	11,931
Mr. Ryan	6,326	5/1/04-4/27/07	1,266	6,326	11,387
Mr. DeMane	5,242	5/1/04-4/27/07	1,049	5,242	9,436

(1)	Payout of awards is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 180% of units granted, with payouts ranging from 20% to 180% once a threshold level of performance is attained. Payout of 100% of the units granted represents the target payout. Half of the award is paid in Medtronic common stock, with the other half paid in cash or Medtronic common stock at the discretion of the Compensation Committee. The value of an award is determined when it is earned based on the average fair market value per share for the last 20 trading days of the performance cycle.

Equity Compensation Plan Information
      The following table provides information about Medtronic’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 29, 2005, including the 1994 Stock Award Plan, the Medtronic Inc., 2003 Long-Term Incentive Plan, the 1995 Employees Stock Purchase Plan and the 1998 Outside Director Stock Compensation Plan.

	(a)(4)	(b)	(c)(4)

	Number of securities		Number of securities remaining
	to be issued	Weighted average	available for future issuance
	upon exercise	exercise price	under equity compensation
	of outstanding options,	of outstanding options,	plans (excluding securities
Plan Category(1)	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders(2)	85,773,340	$43.68	60,305,193
Equity compensation plans not approved by security holders(3)	718,791	$35.64	2,316,593

(1)	The table does not include information regarding options, warrants or rights assumed in connection with acquisitions completed prior to April 29, 2005. In connection with such acquisitions, Medtronic has assumed options, warrants and rights to purchase securities of the acquired company that were outstanding at the time of the acquisition, and has treated these as options, warrants and rights to acquire Medtronic common stock based upon conversion ratios negotiated in each acquisition. As of April 29, 2005, 2,541,272 shares of Medtronic common stock were issuable upon the exercise of options, warrants and rights assumed in connection with acquisitions and the weighted average exercise price of such options, warrants and rights was $22.34 per share. No additional options, warrants or rights may be granted under the plans that govern options, warrants or rights assumed in connection with acquisitions.

(2)	Awards under the 2003 Long Term Incentive Plan may consist of stock options, stock appreciation rights, performance shares, restricted stock and other stock-based awards, except that no more than 50% (approximately 30,000,000 shares) of all shares may be granted in the aggregate pursuant to restricted stock, performance share and other stock-based awards. In addition, no more than 5% of the shares shall be granted pursuant to Restricted Stock Awards if such award shall vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of the Company’s operations and such vesting could occur over a period of less than one year from the award date. Awards are no longer being granted under the 1994 Stock Award Plan.

(3)	The Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (the “1998 Plan”) was approved by Medtronic’s Board of Directors and became effective in March 1998. Under the rules of the New York Stock Exchange, in effect at that time, no shareholder approval was required for the 1998 Plan. Shareholders are currently being asked to approve the amended and restated 1998 Plan as described more fully in Proposal 4 “Approval of the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (as amended and restated)”.

(4)	Column (a) includes 1,338,227 shares representing deferred, performance and restricted stock units. These shares increase the number of shares in column (a) and decrease the number of shares in column (c). Column (c) includes 9,693,563 shares available for issuance under the 1995 Employees Stock Purchase Plan.
Pension Plans
      Medtronic has three types of pension plans. Medtronic’s original pension plan is a defined benefit, tax qualified retirement plan covering most U.S. employees. It generally provides an annual benefit equal to a percentage of the average of the highest five consecutive years of compensation (including certain incentive compensation) during an employee’s participation in the plan, offset by a Social Security allowance as published each year by the Internal Revenue Service. The table below illustrates the annual benefits payable to participants who retire at age 65 with the indicated years of service with Medtronic and with the indicated five-year highest average annual compensation. The benefits have been calculated on a 50% joint and survivor annuity basis. The compensation considered in determining the pensions payable to the executive officers named in the Summary Compensation Table is the compensation shown in the “Salary” and “Bonus” columns of the Summary Compensation Table. This plan is no longer offered to employees who were hired after May 1, 2005.

	Pension Plan Table
Highest Consecutive	Years of Credited Service with Medtronic
Five-Year Average
Annual Compensation(1)	15	20	25	30	35

$ 200,000	$32,681	$43,575	$54,468	$65,362	$76,256
400,000	69,161	92,215	115,268	138,322	161,376
600,000	105,641	140,855	176,068	211,282	246,496
800,000	142,121	189,495	236,868	284,242	331,616
1,000,000	178,601	238,135	297,668	357,202	416,736
1,200,000	215,081	286,775	358,468	430,162	501,856
1,400,000	251,561	335,415	419,268	503,122	586,976
1,600,000	288,041	384,055	480,068	576,082	672,096
1,800,000	324,521	432,695	540,868	649,042	757,216
2,000,000	361,001	481,335	601,668	722,002	842,336

(1)	Calculated by considering a participant’s compensation during the participant’s credited years of service. The credited years of service (rounded to the nearest whole year) for the executive officers named in the Summary Compensation Table were as follows at April 29, 2005: Mr. Collins, 13 years; Mr. Hawkins, 3 years; Mr. Mahle, 33 years; Mr. Ryan, 12 years; and Mr. DeMane, 6 years. Benefits are offset by a Social Security allowance as published each year by the Internal Revenue Service.
      Effective May 1, 2005, Medtronic implemented an additional defined benefit plan and a defined contribution plan, respectively: the Personal Pension Account (“PPA”) and the Personal Investment Account (“PIA”). Under the PPA participants will receive an annual allocation of five percent of the participant’s salary and bonus on which they will receive an annual guaranteed rate of return tied to U.S. Treasury notes. Under the PIA participants also will receive an annual allocation of five percent of the participant’s salary and bonus. Unlike the PPA, the PIA allows participants to determine how to invest their funds. Participants may invest PIA funds in the same investment options available in Medtronic’s 401(k) plan. Upon retirement or termination of employment, participants under either the PPA or PIA will have a number of distribution options including a lump sum payment or an annuity.
      The Internal Revenue Code imposes certain limits on the amount of benefits that may be paid from tax qualified pension plans like Medtronic’s plan’s described above. Medtronic’s non-qualified supplemental benefit plan has been established to restore benefits to executives who may be affected by those limits. The non-qualified supplemental benefit plan provides retirees with supplemental benefits so that, in general, they will receive total benefits equal to the level of benefits that would have been payable under Medtronic’s pension plans if the Internal Revenue Code limits had not been in effect and if the executive had not elected to defer compensation under Medtronic’s deferred compensation programs. The amounts shown in the pension plan table above include the retirement benefits provided under the non-qualified supplemental benefit plan.

Employment and Change in Control Arrangements
      Change in Control Arrangements. Medtronic’s executive officers, including those named in the Summary Compensation Table, have change in control agreements (the “Agreements”) with Medtronic. The Agreements operate only upon the occurrence of a “change in control” as described below. Absent a “change in control,” the Agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.
      Each Agreement provides that for three years after a “change in control” there will be no adverse change in the executive’s salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel) or voluntarily during the 30-day period following the first anniversary of the “change in control,” the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination and, except in the event of death or disability, a lump sum severance payment equal to three times (two times in the event of voluntary termination by the executive in the aforementioned 30-day period) the sum of his or her base salary and annual bonus. The executive is also entitled to the continuation of certain insurance and other welfare plan benefits for a period of time not exceeding three (or, in certain cases, two) years. Further, if the executive is required to pay any federal excise tax on the payments associated with the change in control, an additional payment (“gross-up”) is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no such excise tax had been imposed.
      Generally, and subject to certain exceptions, a “change in control” is deemed to have occurred if: (a) a majority of Medtronic’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or (c) Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.
      In addition, similar events also constitute a “change in control” under certain of Medtronic’s compensation plans. If a “change in control” of Medtronic occurs, awards under Medtronic’s annual incentive plans will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. Medtronic’s long-term incentive plans and related agreements provide that in the event of a “change in control” of Medtronic, all stock options will become immediately exercisable in full, all restrictions under outstanding restricted stock or units will immediately lapse, and performance share awards will immediately vest and pay out in a pro rata amount based on the portion of the performance period elapsed prior to the “change in control” and, based on certain assumptions as to the anticipated performance, which would have been achieved during the remainder of the performance period.
      If a “change in control” occurs, subject to certain limitations, Medtronic’s contributions to the employee stock ownership plan for that year will equal the greater of Medtronic’s target percentage contribution (currently 2.5% of aggregate covered employee compensation in fiscal 2005) or, if a “change in control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change in control” and disregarding the effects of the “change in control.” On April 30, 2005, Medtronic ceased making contributions to the employee stock ownership plan as all shares reserved for issue thereunder were issued. If a “change in control” occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) supplemental retirement plan shall equal the greater of Medtronic’s target percentage matching contribution (currently 75% of the first 6% of a participant’s contribution in fiscal 2005), or if the “change in control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change in control” and disregarding the effects of the “change in control.”
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting. In particular, the Audit Committee reviews the independence, qualifications, and performance of Medtronic’s independent auditors and the performance of its internal auditors. The Audit Committee also has responsibility for Medtronic’s compliance with legal and regulatory requirements. The Audit Committee consists of the five members listed below, each of whom is an independent director, in accordance with SEC and New York Stock Exchange requirements and each of whom, meets additional independence standards applicable to audit committee members. Jean-Pierre Rosso, Michael R. Bonsignore, Denise M. O’Leary, Robert C. Pozen and Jack W. Schuler each qualify as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.
      Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP that reports directly to the Audit Committee. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing management’s assessment of the effectiveness of internal controls over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit and the independent auditors.
      In this context, the Audit Committee has held discussions with management and the independent auditors. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.
      The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended and requested any other relevant input from the independent auditors. The independent auditors provided to the Audit Committee the written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the auditors their independence.
      Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal 2005 for filing with the Securities and Exchange Commission. The Audit Committee has selected PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal 2006. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers LLP are pre-approved by the Audit Committee.
AUDIT COMMITTEE:

Jean-Pierre Rosso, Chair	Denise M. O’Leary
Michael R. Bonsignore	Jack W. Schuler
Robert C. Pozen
Audit and Non-Audit Fees
      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of Medtronic’s annual financial statements for the fiscal years ended April 30, 2004 and April 29, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP.

	2004	2005

Audit(1)	$3,049,000	$6,346,000
Audit-Related Fees(2)	$380,000	$133,000
Tax Fees(3)	$1,798,000	$560,000
All Other Fees(4)	$68,000	$34,000

(1)	Audit services consisted principally of assistance with Medtronic’s domestic and international GAAP audits, statutory audits, review of registration statements and Medtronic’s issuance of debentures, and Sarbanes-Oxley 404 certification.

(2)	Audit-related services consisted principally of assistance with matters related to audits of employee benefits plans, and due diligence and technical accounting consulting and research.

(3)	Tax advisory services were provided principally for assistance with transfer pricing and tax compliance. The 2004 tax fees include $956,000 related to sales and use tax refund services.

(4)	In June 2002, the Audit Committee determined that Medtronic will engage PricewaterhouseCoopers LLP for audit, audit-related and tax advisory services only. In 2004 a limited number of other non-audit services already underway with PricewaterhouseCoopers LLP were permitted to be continued to be handled by them through completion. Those services consisted primarily of consulting services for patient-related information systems and project management. In 2005, Medtronic entered into a coalition in support for health spending accounts (HSA). The amount noted in 2005 consists primarily of the membership payment for this coalition. The coalition on HSA has retained PricewaterhouseCoopers LLP to provide services in developing a legislative proposal and a portion of the membership payment to HSA will be used to pay PricewaterhouseCoopers LLP for these services.
PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected PricewaterhouseCoopers LLP, certified public accountants and independent registered public accounting firm, as Medtronic’s independent registered public accounting firm for the fiscal year ending April 28, 2006. As required by the Audit Committee Charter, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.
      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

PROPOSAL 3 — APPROVAL OF THE MEDTRONIC, INC.
2005 EMPLOYEES STOCK PURCHASE PLAN
      Medtronic has provided some form of stock purchase plan for employees since 1970. The last phase of the current stock purchase plan expires at the end of October 2005. The Board of Directors believes that Medtronic’s stock purchase plans have played an important role in retaining employees and giving employees a sense that they have an important stake in Medtronic’s affairs. As a result, the Board of Directors has adopted, subject to shareholder approval, the Medtronic, Inc. 2005 Employees Stock Purchase Plan (the “2005 Plan”), and has reserved 10,000,000 shares of Common Stock for issuance pursuant to the 2005 Plan. Like the Medtronic, Inc. 1995 Employees Stock Purchase Plan (the “1995 Plan”), which expires this year, the 2005 Plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
      The description of the 2005 Plan set forth below is a summary only, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2005 Plan itself, which is attached as Appendix A to this Proxy Statement.
Description of the 2005 Plan
      Administration. The administration of the 2005 Plan is vested in a committee appointed by the Board of Directors and consists of three or more directors who are considered to be non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On April 14, 2005 the Board appointed the Compensation Committee to administer the 2005 Plan (the “Committee”). Subject to the express provisions of the 2005 Plan, the Committee has authority, in its discretion, to interpret and construe any and all provisions of the 2005 Plan, adopt rules and regulations for administering the 2005 Plan and make all other determinations deemed necessary or advisable for administering the 2005 Plan.
      Eligibility and Participation. All employees of Medtronic and all of its subsidiaries (except for those subsidiaries specifically excluded from participation by the Board of Directors or the Committee) are eligible to participate in the 2005 Plan. No employee will be permitted to purchase more than $25,000 of Medtronic common stock in any calendar year (based upon the fair market value of the stock as determined at the time the option is granted). Currently, 31,000 employees are eligible to participate in the 1995 Plan and Medtronic anticipates that all such employees will be eligible to participate in the 2005 Plan.
      Participation in the 2005 Plan is voluntary. An eligible employee may elect to participate in the 2005 Plan for any purchase period by completing the requisite payroll deduction form and delivering it to his or her employer no later than the date preceding the beginning date of the purchase period specified by Medtronic’s Senior Vice President, Human Resources. An employee may also increase his or her participation for any subsequent purchase period by submitting a new payroll deduction form during the enrollment period prior to that purchase period. An employee who elects to participate in the 2005 Plan for any purchase period will be deemed to have elected to participate in the 2005 Plan for each subsequent consecutive purchase period unless he or she elects to discontinue payroll deductions during a purchase period or exercises his or her right to withdraw all amounts previously withheld. In this event, the employee must submit a change of election form or a new payroll deduction form, as applicable, to participate in the 2005 Plan for any subsequent purchase period.
      Duration and Purchase Periods. Assuming approval by the shareholders, the 2005 Plan will begin on November 1, 2005, and will terminate on October 31, 2015, unless extended by the Board of Directors. The 2005 Plan will be carried out in a series of consecutive purchase periods. The first purchase period will begin on November 1, 2005, and end on March 31, 2006. Thereafter, a purchase period will be a calendar quarter, with the first quarterly purchase period beginning on

April 1, 2006, and ending on June 30, 2006. Each purchase period will commence immediately after the previous purchase period has ended.
      Before the commencement of each purchase period, employees may elect to have from 2% to 10% of their cash compensation withheld each pay period, or such other amounts as the Committee or Medtronic’s Senior Vice President, Human Resources may from time to time establish, up to a maximum of 15% of the employees cash compensation. An employee may not increase his or her elected percentage for a purchase period after the delivery deadline, but an employee may reduce or discontinue entirely his or her elected percentage for the purchase period at any time by filing an amended election form within 10 days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective. At the end of the purchase period, each employee has an option to purchase whole shares of Medtronic common stock using some or all of the funds the employee has had withheld during the purchase period. The purchase price per share will be 85% of the fair market value of Medtronic common stock on the last day of the purchase period. Except in the event of death and except for shares purchased upon retirement or disability, employees are not permitted to sell or otherwise transfer ownership of the shares until the one-year anniversary of the date on which the shares are issued. Further, the Committee may require that employees not transfer such shares for any additional period determined by the Committee to be necessary to ensure that Medtronic or any of its subsidiaries is able to meet the reporting requirements pursuant to Section 423 of the Code. The fair market value of Medtronic’s common stock on July 1, 2005, was $51.87 per share.
      Election Not to Purchase, Withdrawal and Termination of Employment. An employee may, by written notice to his or her employer prior to the termination date of a purchase period, elect, effective as of the termination date of the purchase period, not to purchase any Medtronic common stock or to purchase a specified number of shares of Medtronic common stock less than the maximum number of shares he or she is authorized to purchase. In any such event, the remaining cash amounts credited to the employee’s account will be distributed, without any earned interest, credited to the employee as soon as practicable after the termination date of the purchase period.
      An employee may, preceding the termination date of a purchase period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her employer. Upon receipt of such notice of withdrawal, all payroll deductions credited to the employee’s account will be paid to him or her, without any earned interest credited and no further payroll deductions will be made for such employee during that purchase period. Partial withdrawals of payroll deductions are not permitted.
      If an employee’s employment is terminated for any reason other than retirement or disability prior to the termination date of any purchase period in which he or she is participating, no option will be granted to such employee and the payroll deductions credited to his or her account will be returned to the employee. If the employee terminates employment prior to the last day of a purchase period in which he or she is participating as a result of retirement or disability, the grant date for his or her option as well as the termination date of such purchase period solely with respect to such employee will be considered for all purposes of the 2005 Plan as being the last day of the purchase period in which such employee’s employment is terminated; provided, however, that during the initial purchase period from November 1, 2005, to March 31, 2006, such date will be considered for all purposes of this 2005 Plan as being the last day of the month in which such employee’s employment is terminated. If termination is due to the death of an employee, the option grant will lapse immediately and payroll deductions will be given to the participant’s beneficiary. If death occurs after exercise of the option but prior to delivery of the Medtronic common stock and cash, if any, such stock and cash will be delivered to the executor or an administrator of the employee’s estate.
      Adjustments, Amendments and Termination. Under the 2005 Plan, if the issued and outstanding shares of Medtronic common stock are changed into or exchanged for a different number or kind of shares or securities of Medtronic or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of Medtronic common stock, through a reorganization or merger to which Medtronic is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, effected without receipt of consideration by Medtronic, the number of shares of Medtronic common stock subject to each outstanding option and the number of shares of Medtronic common stock remaining reserved for grant and not yet subject to option and the price per share will automatically be equitably adjusted to reflect such change.
      In the event of certain corporate transactions (including, without limitation, a dissolution or liquidation, a sale of substantially all of the assets, a merger, consolidation or reorganization, or a statutory share exchange), the Board of Directors may either: (i) amend or adjust the provisions of the 2005 Plan to provide for the acceleration of the current purchase period and the exercise of options under such period; or (ii) continue the 2005 Plan with respect to completion of the then current purchase period and the exercise of options under such period. In the event that the 2005 Plan is continued, employees will have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding Medtronic by reason of such corporate transaction, as provided pursuant to Section 424(a) of the Code, or any successor provision.
      The 2005 Plan may be terminated at any time by the Board of Directors provided that (except as set forth above in the event of certain corporate transactions) no termination will take effect with respect to any completed purchase period. Also, the Board of Directors may amend the 2005 Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the Medtronic shareholders: (i) increase the total number of shares for which options may be granted under the 2005 Plan (except as set forth above in the event of certain corporate transactions); (ii) permit payroll deductions at a rate in excess of 10% of an employee’s compensation, or such other permissible maximum contribution established by the Committee or the Medtronic Senior Vice President, Human Resources; (iii) impair any outstanding option without the employee’s consent (except as described above in the event of certain corporate transaction); (iv) change the employees or class of employees eligible to participate under the 2005 Plan, or (v) materially increase the benefits accruing to employees under the 2005 Plan.
      The Senior Vice President, Human Resources, has the authority to alter the operation of the 2005 Plan as he or she considers necessary to achieve desired tax or other objectives in foreign locations, or to comply with local laws that apply to offerings in such locations. To the extent the alterations may be made in a manner that permits the 2005 Plan to comply with the requirement of Section 423 of the Code, the options subject to the alternations will be considered to be options granted under the 2005 Plan for all purposes. To the extent the alterations would cause the 2005 Plan to fail to comply with Section 423 of the Code, the options subject to such alterations will be considered to be granted under one or more non-statutory stock option plans. In all cases, the terms of such non-statutory stock option plan or plans shall be identical to the terms of the 2005 Plan, except for such alterations, and the total number of shares authorized to be issued under the 2005 Plan shall apply in the aggregate to the 2005 Plan and any such non-statutory stock option plan or plans.
New Plan Benefits
      Participation in the 2005 Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the 2005 Plan are not determinable. The table below sets forth certain information regarding potential benefits in fiscal 2006 under the 2005 Plan. For purposes of this table, it is assumed that participation in the 2005 Plan will be identical to that in the 1995 Plan during fiscal 2005.

	Estimated Benefits as of April 28, 2006

	Number of	Purchase Price
Name and Position	Shares Purchased (#)	Per Share ($)

Arthur D. Collins, Jr.	548	$38.73
William A. Hawkins	548	$38.73
Stephen H. Mahle	548	$38.73
Robert L. Ryan*	548	$38.73
Michael F. DeMane	548	$38.73
All executive officers as a group	5,995	$38.73
All directors who are not executive officers as a group	0	0
All non-executive officer employees as a group	1,446,967	$38.73

*	Mr. Ryan retired from the Company on April 29, 2005.
Federal Income Tax Consequences
      The 2005 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon either the grant or the exercise of the option. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the plan or in the event the participant should die while still owning the purchased shares.
      Under the 2005 Plan, the grant date and the exercise date for a purchase period are deemed to be the same date, that is, the last day of a purchase period. Employees who hold their shares for at least two years from this date or who die while holding their shares will have ordinary income in the year they sell or otherwise dispose of their shares equal to the 15% discount on the price paid for the shares, or if less, the excess of the fair market value of the shares at the time of disposition or death over the price paid for the shares. Any additional gain or loss is treated as long-term capital gain or loss. If the holding periods have been satisfied when the employee sells the shares or if the employee dies while holding the shares, Medtronic is not entitled to any deduction in connection with the shares.
      If an employee sells the shares before the two-year holding period is satisfied, the sale is treated as a “disqualifying disposition.” The consequences of a disqualifying disposition are that the employee has ordinary income in the year of the disposition equal to the 15% discount on the price paid for the shares, regardless of the value of the shares at that time. Any additional gain or loss on the sale is treated as short or long-term capital gain or loss, depending on how long the employee has held the shares after the date he or she purchased them. (If the shares are held for a year or longer, the gain or loss will be long-term.) Medtronic will be entitled to a deduction equal to the amount that the employee includes into ordinary income, that is, the 15% discount, subject to Medtronic’s requirement to report the income. Medtronic is entitled to this deduction for its taxable year within which the employee’s taxable year ends during which the disqualifying disposition occurred.
Adoption of Proposal No. 3
      Medtronic believes that its best interests will be served by the approval of Proposal No. 3. The 2005 Plan will enable Medtronic to be in a position to continue to retain employees by granting such employees the opportunity to purchase Medtronic common stock.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF MEDTRONIC’S 2005 EMPLOYEES STOCK PURCHASE PLAN.

PROPOSAL 4 — APPROVAL OF THE MEDTRONIC, INC.
1998 OUTSIDE DIRECTOR STOCK COMPENSATION PLAN
(AS AMENDED AND RESTATED)
      Medtronic believes that equity compensation for non-employee directors plays an important role in recruiting and retaining the services of non-employee directors of outstanding ability for the benefit of Medtronic and its shareholders and has provided additional incentive for these directors to continue to work in the best interest of Medtronic and its shareholders through ownership of Medtronic common stock. In 1998, the Board of Directors adopted the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (the “1998 Plan”) and reserved 3,000,000 shares for issuance, of which 2,316,593 shares are available for issuance as of July 1, 2005. Shareholder approval of the 1998 Plan was not required at the time of its original adoption. On April 14, 2005, the Board of Directors amended and restated, subject to shareholder approval, the 1998 Plan primarily to permit the grant of stock appreciation rights (the “Restated Plan”). As a result of a change to the New York Stock Exchange rules requiring that plans providing for the grant of equity to directors be submitted to a company’s shareholders for approval, the Board of Directors is submitting the Restated Plan to the shareholders for approval.
      The description of the Restated Plan set forth below is a summary only, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Restated Plan attached as Appendix B to this Proxy Statement.
Description of the Restated Plan
      Administration. The administration of the Restated Plan is vested in a committee appointed by the Board of Directors and consisting of two or more directors who are considered to be non-employee directors within the meaning of Rule 16b-3 of the Exchange Act. On April 14, 2005, the Board appointed the Compensation Committee (the “Committee”) to administer the Restated Plan. The Committee has authority to interpret the Restated Plan and any award or agreement made under the Restated Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Restated Plan, to determine the terms and provisions of any agreements entered into under the Restated Plan, and to make all other determinations deemed necessary or advisable for administering the Restated Plan.
      Eligibility and Participation. All active members of the Board of Directors who are not employees of Medtronic or any of its affiliates are automatically eligible to participate in the Restated Plan and will receive awards under the Restated Plan.
      Initial Award. Each non-employee director will be automatically granted, on the date they first become a director, an “Initial Award.” The Initial Award will be in the form of a stock option or a stock appreciation right, as determined by the Committee. The Initial Award will be in units which represent either a stock option or stock appreciation right with respect to one share of Medtronic common stock (a “Share”). The number of units awarded will be determined using the following formula:
2 x Annual Retainer in effect immediately following the non-employee director’s election

Fair Market Value of a Share on the date of grant
      The “Annual Retainer” is a fixed annual fee paid to a non-employee director as compensation for his or her services and is currently $70,000. No increase in the Annual Retainer after a person becomes a non-employee director will increase the number of units subject to the Initial Award. The “Fair Market Value” of a Share is the closing sale price of a Share on the New York Stock Exchange on the date specified.

      If a non-employee director was formerly an employee of Medtronic or any of its affiliates, he or she will not receive an Initial Award. In addition, a non-employee director will only be entitled to receive an Initial Award once during his or her lifetime.
      Annual Award. Each non-employee director will be granted, on the first day of each plan year, an “Annual Award.” The Annual Award will also be in the form of a stock option or a stock appreciation right as determined by the Committee, and each Annual Award will be in units which represent either a stock option or stock appreciation right with respect to a Share. The number of units awarded will be determined using the following formula:
Annual Retainer in effect as of the first day of the plan year

Fair Market Value of a Share on the first day of the plan year
      If a non-employee director’s Annual Retainer increases during a plan year, but after the Annual Award is granted, such director shall be granted a supplemental Annual Award on the date that an increase in the Annual Retainer is approved. The supplemental Annual Award will be determined using the following formula:
Amount of the increase in the Annual Retainer

Fair Market Value of a Share on the date the supplemental award is granted
      If a non-employee director joins the Board of Directors in the middle of the plan year, then such director shall be granted an Annual Award that will be determined using a prorated amount of the Annual Retainer and the Fair Market Value of a Share on the day such director begins his or her term.
      Terms of Stock Options and Stock Appreciation Rights. All stock options and stock appreciation rights granted under the Restated Plan will be granted pursuant to the terms and conditions of an agreement. A stock option will entitle its holder to purchase a Share at a later date (the exercise date) for the Fair Market Value of such Share as of the date the stock option was granted. A non-employee director may purchase Shares using cash, Shares that he or she has held for at least six months that will be treated as having a Fair Market Value equal to the purchase price of the Shares being purchased pursuant to the stock option, or a combination thereof. In addition, to the extent permitted by law, a non-employee director may simultaneously exercise a stock option to purchase Shares, sell those Shares and use the proceeds from that sale to purchase additional Shares. A stock appreciation right will entitle the non-employee director to receive an amount of Shares that is equal to the increase in value of units from the date the stock appreciation right was granted to the date the stock appreciation right is exercised.
      All stock options and stock appreciation rights shall be vested and exercisable in full on the date of grant unless the agreement provides otherwise; provided, however, a non-employee director may not exercise a stock option or stock appreciation right until such director has been elected to the Board by the shareholders of Medtronic. Unless the agreement provides otherwise, a stock option or stock appreciation right shall become immediately exercisable upon a “change in control,” as defined in the Restated Plan, or upon the non-employee director’s death, disability, resignation or retirement. Stock options and stock appreciation rights shall expire no later than the tenth anniversary of the stock option’s grant or the fifth anniversary of the date the non-employee director ceases to be a director of the Company, whichever is earlier. However, a stock option or stock appreciation right granted to a non-employee director that is appointed by the Board shall expire should the director fail to be subsequently elected by the shareholders.
      Deferred Stock Units. On the last day of each plan year, each non-employee director will be credited with a certain number of deferred stock units. A deferred stock unit is the right to receive a Share at a later date. At the election of the non-employee director, these Shares will be delivered to such director in a lump sum payment or in five equal installments beginning as soon as practicable after the date the non-employee director ceases to be a member of the Board or upon a change in control, as defined under Section 409A of the Code. The number of deferred stock units credited to each non-employee director will be determined using the following formula:
Annual Retainer in effect as of the last day of the plan year x Pro-Ration Factor

Average Fair Market Value of a Share on each of the last 20 trading days during such plan year.
      The “Pro-Ration Factor” is based on a non-employee director’s attendance at meetings. If a non-employee director attends at least 75% of the meetings that occur while he or she is a director, the Pro-Ration Factor will be 100%. If a non-employee director attends less than 75% of the meetings that occur while he or she is a director, his or her Pro-Ration Factor will be 75%. If a non-employee director retires from the Board prior to the last day of the plan year, he or she will be granted deferred stock units in an amount calculated using the above formula but substituting the Annual Retainer in effect as of his or her retirement date. A non-employee director shall also be credited with additional deferred stock units that reflect any cash dividends that would have been paid had the deferred stock units allocated to the non-employee director been Shares.
      Discretionary Credits. In addition to the Initial Award, the Annual Award and the deferred stock units, the Board or the Committee may, in its discretion, and at any time, cause additional stock options and stock appreciation rights to be granted and deferred stock units to be credited to a non-employee director’s account.
      Adjustments, Amendments, Termination and Fundamental Change. The Board of Directors has the right to amend, modify, terminate or suspend the Restated Plan. In addition, the Committee may make appropriate adjustments to the Shares available and subject to awards and in the number of deferred stock units to give effect to adjustments made in the number or type of Shares as a result of a fundamental change, as defined in the Restated Plan, recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change. In the event of a merger, consolidation or statutory share exchange where no protection for outstanding awards is provided, or in the event of a dissolution or liquidation, the Board of Directors will notify the holders of awards under the Restated Plan that such awards will be cancelled at the time of the corporate change in exchange for payment of cash to each holder. Upon distribution of such notice, all awards will become immediately vested and exercisable in full. If award holders do not choose to exercise their rights, holders of stock options shall be paid an amount, if any, equal to the amount by which the Fair Market Value per Share exceeds the exercise price of the stock option, and holders of stock appreciation rights shall be paid an amount, if any, equal to the appreciation of the Shares since the date the stock appreciation right was granted. In no event, however, will payment of an amount with respect to a deferred stock unit be accelerated upon any of the events listed above unless the event constitutes a change in control within the meaning of Section 409A of the Code. For these cash payments only, “fair market value” means the cash plus the fair market value of the non-cash consideration to be received per Share upon the occurrence of the corporate change, as determined in good faith by the Board of Directors.
      Removal. In the event a non-employee director is removed from Board for cause, all of such director’s awards shall immediately expire and be forfeited and, unless the Board or Committee specifically determines otherwise, the balance of the director’s deferred stock units shall be distributed to such director in a single lump sum delivery of Shares after the expiration of six months from the date of such removal. In addition, if a non-employee director is removed and has exercised an award receiving shares within six months prior to his or her removal, and such director enters into competition with the company or an affiliate, discloses material proprietary information, violates business ethics policies of the company or an affiliate, or takes any other action that the Board of Directors determines warrants the following action, the Board of Directors or the Committee may require such director, within a specified timeframe, to return or forfeit all or a portion of such Shares in return for the exercise price paid, or may require the director to pay the company the value of such Shares on the date of exercise less the exercise price.

New Plan Benefits
      The benefits to be provided under the Restated Plan for fiscal 2006 are not yet determinable. The following table sets forth certain information regarding potential benefits in fiscal 2006 under the Restated Plan. For purposes of this table it is assumed that benefits to be provided under the Restated Plan in fiscal 2006 will be identical to those that were provided in fiscal 2005 under the 1998 Plan to Medtronic’s directors who are not executive officers. Medtronic’s Chief Executive Officer, other Named Executive Officers, executive officers and employees are not eligible to participate in the Restated Plan.

	Dollar	Number of
Name and Position	Value ($)	Units (#)

All directors who are not executive officers as a group	3,118,630	62,735
Federal Income Tax Consequences
      Stock Options. Under present U.S. federal income tax law, the grant of a stock option will create no tax consequences for the non-employee director or Medtronic. Upon exercising a stock option, the director must recognize ordinary income in an amount equal to the difference between the exercise price and the Fair Market Value of a Share on the exercise date, and Medtronic will be entitled to a deduction for the same amount.
      Stock Appreciation Rights. Under present U.S. federal income tax law, the grant of a stock appreciation right will create no tax consequences for the non-employee director or Medtronic. Upon exercising a stock appreciation right, the director must recognize ordinary income in an amount equal to the Fair Market Value of the Shares received, and Medtronic will be entitled to a deduction for the same amount.
      Deferred Stock Units. Under present U.S. federal income tax law, the grant of a deferred stock unit will create no tax consequences for the non-employee director or Medtronic. Upon the non-employee director’s receipt of Shares, the director must recognize ordinary income in an amount equal to the Fair Market Value of the Shares received, and Medtronic will be entitled to a deduction for the same amount.
Adoption of Proposal No. 4
      Medtronic believes that its best interests will be served by the approval of Proposal No. 4. The Restated Plan will enable Medtronic to be in a position to continue to facilitate recruiting and retaining non-employee directors of outstanding ability by granting the awards contemplated by the Restated Plan to non-employee directors.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MEDTRONIC, INC. 1998 OUTSIDE DIRECTOR STOCK COMPENSATION PLAN (AS AMENDED AND RESTATED)
OTHER INFORMATION
Expenses of Solicitation
      Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.
      We have engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Shareholder Proposals and Director Nominations
      In order for a shareholder proposal to be considered for inclusion in Medtronic’s proxy statement for the 2006 Annual Meeting, the written proposal must be received by the Corporate Secretary at Medtronic’s offices no later than March 23, 2006. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
      Medtronic’s articles of incorporation provide that a shareholder may present a proposal or nominee for director from the floor that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at Medtronic’s offices not less than 50 nor more than 90 days prior to the Annual Meeting date. If less than 60 days notice of the meeting date is given, the submission will be considered timely if it is received by the 10th day after notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s articles of incorporation and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination.
      All submissions to, or requests from, the Corporate Secretary should be made to Medtronic’s principal offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432.
Delivery of Documents to Shareholders Sharing an Address
      The SEC has adopted amendments to its rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as “householding”, can result in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Medtronic’s shares and wish to receive only one copy of the Proxy Statement and Annual Report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
Other
      Medtronic’s 2005 Annual Report, including financial statements, is being sent to shareholders of record as of July 1, 2005, together with this Proxy Statement.
      MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 29, 2005, AS FILED WITH THE SEC, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

      The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Terrance L. Carlson
Secretary
MEDTRONIC, INC.

Appendix A
MEDTRONIC, INC
2005 EMPLOYEES STOCK PURCHASE PLAN
Effective November 1, 2005
1. Purpose Of Plan. Medtronic, Inc. (hereinafter referred to as the “Company”) proposes to grant to Employees of the Company and of certain of its Subsidiaries the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to this Plan, which is the MEDTRONIC, INC. 2005 EMPLOYEES STOCK PURCHASE PLAN (hereinafter referred to as the “Plan”). The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of Section 423, or any successor provision, and the regulations thereunder. The Plan is intended to encourage stock ownership by all Employees of the Company, and to be an incentive to them to remain in its employ, improve operations, increase profits and contribute more significantly to the Company’s success.

2.	Definitions.

(a)	“Board of Directors” shall mean the Company’s Board of Directors.

(b)	“Committee” shall mean three or more directors designated by the Board of Directors to administer the Plan under Paragraph 3 hereof, who are considered to be non-employee directors within the meaning of Rule 16b-3 of the Exchange Act.

(c)	“Corporate Transaction” shall mean (i) a dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger, consolidation or reorganization of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange or consolidation (or similar corporate transaction) involving capital stock of the Company.

(d)	“Disability” shall mean Disability such that the Participant would be considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Internal Revenue Code (which currently provides that a Participant shall be considered to have a “Disability” as of the date benefit payments commence under the long term disability plan maintained by the Company or a Subsidiary).

(e)	“Employee” shall mean any individual who, as of the eligibility date established under Paragraph 5 hereof, is classified as a regular employee, of the Company or a Participating Employer; provided, however, that classification of regular employee shall not exclude any employee that would not be permitted to be excluded from the Plan under Section 423 of the Internal Revenue Code.

(f)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)	“Internal Revenue Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(h)	“Participant” shall mean an Employee who has elected to participate in the Plan.

(i)	“Participating Employer” shall mean Medtronic, Inc. and all of its Subsidiaries (or any of their successors and assigns, by merger, purchase or otherwise, that thereby become Subsidiaries), except for those Subsidiaries that Medtronic, Inc. elects from time to time, by resolution duly adopted by its Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof, to be ineligible to participate in this Plan.

(j)	“Purchase Period” shall mean a period during which Participants are eligible to purchase shares of the Company’s common stock according to the terms of the Plan. The first Purchase

Period shall be a five (5) calendar month period commencing November 1, 2005, and terminating March 31, 2006. Subsequent Purchase Periods shall be calendar quarters, with the first such quarterly Purchase Period commencing April 1, 2006 and ending June 30, 2006, and succeeding quarterly Purchase Periods following consecutively thereafter.

(k)	“Rate of Exchange” shall mean the Rate of Exchange used by the Company to record transactions on its financial records each month in which the payroll deductions or refunds are processed.

(l)	“Retirement” shall mean Retirement of an Employee as defined under any retirement plan of the Company which is qualified under Section 401 of the Internal Revenue Code (which currently provides for retirement on or after age 55, provided the Employee has been credited with at least 10 years of vesting service under the applicable plan, or retirement on or after age 62) or any successor retirement plan of the Company or under any retirement plan of a Participating Employer applicable to the Participant due to employment by a non-U.S. Participating Employer or employment in a non-U.S. location, or as otherwise determined by the Committee.

(m)	“Salary” shall mean the amount paid during the applicable Purchase Period by the Participating Employer to or for the Participant as cash compensation, including, without limitation, sales commissions, formula bonus and short-term incentive plan payments, overtime, Salary continuation payments and sick pay.

(n)	“Subsidiary” shall mean any corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code or any successor provision.

(o)	“Termination of Employment” shall mean an Employee’s complete termination of employment with Medtronic, Inc. and all of its Subsidiaries. In the event that any Subsidiary of Medtronic, Inc. ceases to be a Subsidiary of Medtronic, Inc., the Employees of such Subsidiary shall be considered to have terminated their employment as of the date such Subsidiary ceases to be a Subsidiary, whether or not they continue in employment with such former Subsidiary.

3. Administration. The Committee shall administer the Plan. Subject to the express provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted or stock issued under the Plan.
The Board of Directors shall fill all vacancies on the Committee and may remove any member of the Committee at any time, with or without cause. All determinations of the Committee shall be made by a majority vote of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held.
4. Duration And Purchase Periods Of The Plan. The Plan will commence as of November 1, 2005, and will terminate ten (10) years thereafter, unless extended by the Board of Directors. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted hereunder shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of the Company approve the Plan within the twelve (12) consecutive month period immediately preceding or following the date of adoption of the Plan by the Board of Directors.
The Plan shall be carried out in a series of consecutive Purchase Periods. The first Purchase Period shall commence November 1, 2005, and shall terminate March 31, 2006. Thereafter, Purchase Period shall be calendar quarters, with the first such quarterly Purchase Period commencing April 1,

2006, and ending June 30, 2006. Each Purchase Period shall commence immediately after termination of the previous Purchase Period. In the event that all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more of the scheduled Purchase Periods, or the number of shares remaining for optioning is so small, in the opinion of the Committee, as to render administration of any succeeding Purchaser Period impracticable, such Purchase Period or Purchase Periods may be canceled. Notwithstanding anything in the Plan to the contrary, the Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof may, in its, her or his discretion, designate a different commencement date for a Purchase Period.
5. Eligibility. Each Employee who is employed by a Participating Employer immediately preceding the commencement date of a Purchase Period shall be eligible to participate in the Plan for such Purchase Period, provided that he or she has satisfied the enrollment requirements described in Paragraph 6.
6. Participation. Participation in the Plan is voluntary. An eligible Employee may elect to participate in the Plan for any Purchase Period by completing the Plan payroll deduction form provided by his or her Participating Employer and delivering it to the Participating Employer or its designated representative not later than the date preceding the commencement date of the Purchase Period specified by the Senior Vice President, Human Resources of the Company.
An Employee who elects to participate in the Plan for any Purchase Period shall be deemed to have elected to participate in the Plan for each subsequent consecutive Purchase Period unless such Participant elects to discontinue payroll deductions during a Purchase Period or exercises his or her right to withdraw all amounts previously withheld as provided in Paragraph 9(b). In this event, the Participant must submit a change of election form or a new payroll deduction form, as the case may be, to participate in the Plan for any subsequent Purchase Period. The Participant may also increase his or her participation for any subsequent Purchase Period by submitting a new payroll deduction form during the enrollment period prior to that Purchase Period.

7.	Payroll Deductions.

(a)	Each Employee electing to participate shall indicate such election on the Plan payroll deduction form by designating that percentage of his or her Salary that he or she wishes to have deducted. Such percentage shall be stated in whole percentage points and shall be not less than two percent (2%) nor more than ten percent (10%) of the Participant’s Salary, or such other minimum and maximum percentages as the Committee or Senior Vice President, Human Resources, may establish from time to time, but not to exceed fifteen percent (15%).
      Payroll deductions for a Participant shall commence on the first payday coinciding with or immediately following the commencement date of the Purchase Period and shall terminate on the last payday immediately prior to or coinciding with the termination date of that Purchase Period, unless sooner terminated by the Participant as provided in Paragraph 7(b) or 9(a) hereof. The authorized deductions shall be made over the pay periods of such Purchase Period by deducting from the Participant’s Salary for each such pay period that percentage as specified by the Participant as of the commencement date of the Purchase Period. Except for a Participant’s rights to reduce or discontinue deductions pursuant to Paragraphs 7(b) and 9 hereof, the same percentage deduction shall be applied against the Participant’s Salary for each pay period during such Purchase Period, whether or not the Participant’s Salary level increases or decreases after the commencement date of such Purchase Period.
      The extent to which a Participant may actually exercise his or her option shall be based upon the amount actually withheld for such Participant as of the termination date of the phase.

(b)	A Participant shall not be entitled to increase the percentage amount to be deducted in a given Purchase Period after the delivery deadline specified in Paragraph 6 for filing his or her payroll deduction form. The Participant may elect at any time prior to or during a Purchase Period to decrease the percentage amount to be so deducted or discontinue any further deductions in a given Purchase Period by filing an amended election form at least ten (10) days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective. In the event of such a decrease or discontinuance of deductions, the extent to which such Participant may exercise his or her option as of the termination date of the Purchase Period shall depend upon the amount actually withheld through payroll deductions for such Participant. A Participant may also completely discontinue participation in the Plan as provided in Paragraph 9 hereof.

(c)	Payroll deductions which are authorized by Participants who are paid compensation in foreign currency shall be maintained in payroll deduction accounts (as provided in Paragraph 11) in the country in which such Participant is employed until exercise of the option. Upon exercise of the option granted to such Participant, the amount so withheld shall be used to purchase up to the maximum number of shares of stock which is subject to that Participant’s option pursuant to Paragraph 8(a)(i) below, determined on the basis of the Rate of Exchange for currency as of the exercise date. Upon exercise of the option, the option price shall be paid to the Company in dollars after having been converted at the Rate of Exchange as of the exercise date, and the extent to which the Participant may exercise his or her option is dependent, in part, upon the Rate of Exchange as of such date.

8.	Options.
(a) Grant Of Option.

(i)	Number Of Shares. A Participant who is employed by the Participating Employer as of the commencement date of a Purchase Period shall be granted an option at termination date of that Purchase Period to purchase that number of whole shares of common stock of the Company by dividing the total amount actually credited to that Participant’s account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii), provided such option shall be subject to the limitations in Paragraph 8(a)(iv).

(ii)	Option Price. The option price per share for such common stock shall be eighty-five percent (85%) of the fair market value per share of such common stock on the termination date of the Purchase Period.

(iii)	Fair Market Value. The fair market value of the Company’s common stock on such date (or the last preceding business day if such date is a Saturday, Sunday or holiday) shall be computed as follows:

A.	If the Company’s common stock shall be listed on any national securities exchange, then such price shall be computed on the basis of the closing sale price of the common stock on such exchange on such date, or, if no sale of the common stock has occurred on such exchange on that date, on the next preceding date on which there was a sale of the common stock;

B.	If the common stock shall not be so listed, then such price shall be the mean between the highest bid and asked prices quoted by a recognized market maker in the common stock on such date; or

C.	If the common stock shall not be so listed and such bid and asked prices shall not be so quoted, then such price shall be determined by an investment banking firm acceptable to the Company.
(iv) Limitations On Purchase. Anything herein to the contrary notwithstanding:

A.	A Participant shall not have the right to purchase common stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock as determined at the time such option is granted (which is equal to $21,250 of stock at 85% of fair market value on the termination date of the Purchase Period) for each calendar year in which such option is outstanding at any time.

B.	No Employee shall be granted an option if, immediately after the grant, such Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this subparagraph (B), the rules of Section 424(d) of the Internal Revenue Code, or any successor provision, shall apply, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

C.	The Committee may, in its discretion, limit the number of shares available for option grants during any Purchase Period, as it deems appropriate.

(b)	Exercise Of Option. Except as otherwise specified in Paragraph 9, the Participant’s option for the purchase of such number of shares of common stock as determined pursuant to Paragraph 8(a) will be exercised automatically for him or her as of the termination date of that Purchase Period. In no event shall a Participant be allowed to exercise his or her option for more shares than can be purchased with the payroll deductions actually credited to his or her account during such Purchase Period, whether or not the deductions actually credited are less than the full amount to be credited as determined on the commencement date of the Purchase Period pursuant to Paragraph 7(a) hereof, it being intended that the sufficiency of amounts actually credited to a Participant’s account be a condition to the exercise of the option by such Participant.

(i)	Fractional shares of common stock will not be issued under the Plan. For Participants who use their funds to purchase the maximum amount of stock permissible at the end of a Purchase Period, any cash amount that remains in the Participant’s account because it is insufficient to purchase a whole share of common stock shall be held in the account until the exercise date of the next subsequent Purchase Period, at which time it will be included in the funds used to purchase common stock for that Purchase Period, except as set forth in Paragraph 9 or the Committee, in its discretion, elects to pay out such cash amount to Participants.

(ii)	Upon issuance of the common stock to the Participant at the end of a Purchase Period, the dividends payable on such stock will be automatically reinvested in the Company’s common stock under the Medtronic, Inc. Dividend Reinvestment Plan (the “DRP”) unless the Committee, in its discretion, determines otherwise. The Participant has the right, upon written notice to the Company’s designated agent, to elect instead to receive the dividends directly by check.

(c)	Issuance And Delivery Of Stock. As promptly as practicable after the termination date of any Purchase Period, the Company will issue the stock purchased under the Plan. The Company may determine, in its discretion, the manner of delivery of common stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of stock certificates or such other means as the Company, in its discretion, deems appropriate. The Company may, in its discretion, hold such stock on behalf of the Participants during the restricted period set forth in Paragraph 8(d) below.

(d)	Restrictions On Resale Or Transfer Of Stock. Except in the case of a Participant who exercises his or her option pursuant to Paragraph 9(d) hereof, shares of common stock acquired by a Participant hereunder may not be sold or transferred until after the earlier of: (1) the one-year anniversary of the date on which the shares were issued; or (2) the death of the Participant. Notwithstanding the preceding sentence, the Committee may require that the Participant not transfer such shares for any additional period determined by the Committee to be necessary to ensure that the Company or any Participating Employer is able to meet its reporting requirements pursuant to Section 423 of the Internal Revenue Code.

Any attempt by the Participant to sell or transfer such shares in violation of this Paragraph 8(d) shall be considered null and void and of no force or effect. During such restricted transfer period, each certificate and account evidencing such shares of common stock shall bear an appropriate legend or stop transfer order, respectively, referring to the terms, restrictions and conditions applicable to the transfer of such shares.

9.	Election Not to Purchase, Withdrawal Or Termination Of Participation.

(a)	Election Not to Purchase. A Participant may, by written notice to his or her Participating Employer prior to the termination date of a Purchase Period, elect, effective as of the termination date of that Purchase Period, not to purchase any common stock or to purchase a specified number of shares of common stock less than the maximum number of shares he or she is authorized to purchase pursuant to Paragraph 8(a)(i). In such event, the remaining cash amounts credited to the Participant’s account shall be distributed to the Participant as soon as practicable after the termination date of the Purchase Period. In order to be effective, this notice must be provided to the Participating Employer by the date during the Purchase Period specified by the Senior Vice President, Human Resources.

(b)	Withdrawal. A Participant may, preceding the termination date of a Purchase Period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her Participating Employer. Upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to him or her and no further payroll deductions will be made for such Participant during that Purchase Period. In such case, no option shall be granted the Participant under that Purchase Period. Partial withdrawals of payroll deductions may not be made. In order to be effective, this notice must be provided to the Participating Employer by the date during the Purchase Period specified by the Senior Vice President, Human Resources.

(c)	Termination Of Employment. If a Participant’s employment shall be terminated for reasons other than Retirement or Disability prior to the termination date of any Purchase Period in which he or she is participating, no option shall be granted to such Participant under the Plan and the payroll deductions credited to his or her account shall be returned to him or her.

(d)	Retirement Or Disability. If the Participant terminates employment prior to the last day of a Purchase Period in which he is participating as a result of Retirement or Disability, the grant date for his or her option as well as the termination date of such Purchase Period solely with respect to such Participant shall be considered for all purposes of this Plan as being the last day of the Purchase Period in which such Participant’s employment is terminated; provided, however, during the initial Purchase Period of this Plan, such date shall be considered for all purposes of this Plan as being the last day of the month in which such Participant’s employment is terminated. In such event, the Participant shall remain a Participant hereunder until the termination date of the Purchase Period as applicable to him or her, the Participant shall be entitled to exercise his or her option as of such date in accordance with the provisions of this Plan, and any shares of stock acquired by the Participant pursuant to exercise of his or her option shall not be subject to the restrictions on transfer as otherwise provided for under Paragraph 8(d) hereof. If such Participant dies prior to the termination date of the Purchase Period as applicable to him or her, the provisions of Paragraph 9(e)(i) hereof shall apply.

(e)	Death.

(i)	If the Participant dies before the termination date of any Purchase Period of the Plan in which he or she is participating, the payroll deductions credited to the Participant’s account shall be paid to the Participant’s beneficiary pursuant to Paragraph 14 below. If the Participant elects not to exercise his or her option pursuant to Paragraph 9(a) and the Participant dies before the cash amounts credited to his or her account have been distributed to him or her, such amounts shall be paid to the Participant’s beneficiary pursuant to Paragraph 14 below.

(ii)	In the event a Participant dies after exercise of his or her option, but prior to the delivery to him or her of the common stock and cash, if any, to be transferred pursuant to the exercise, any such stock and cash shall be delivered by the Company to the Participant’s beneficiary pursuant to Paragraph 14 (or, if permitted pursuant to Paragraph 10(d), the joint tenant named thereunder), or, if none, the executor or administrator of the estate of the Participant. In the event no such executor or administrator has been appointed as of the date for delivery, the stock shall be held by the Company until it receives written notification from the estate of such appointment and shall then be payable to the representative of the estate.

10.	Stock Reserved For Options.

(a)	Ten Million (10,000,000) shares of common stock of the Company, ten cents ($.10) par value per share (or the number and kind of securities to which such shares may be adjusted in accordance with Paragraph 12), are reserved for issuance upon the exercise of options granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

(b)	If, as of the beginning of a Purchase Period, the total number of shares of common stock for which options are to be granted for the Purchase Period exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Purchase Period pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform and equitable manner as practicable. In such event, the payroll deductions to be made pursuant to the Plan that would otherwise become effective on such commencement date shall be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c)	The Participant (or, if permitted pursuant to Paragraph 10(d) hereof, the joint tenant named thereunder) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of issuance of such shares to such Participant. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the issuance date of such stock, except as otherwise provided pursuant to Paragraph 12.

(d)	The shares of common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Committee permits and the Participant so directs by written notice to the Committee prior to the termination date of that Purchase Period of the Plan, in the names of the Participant and one other person as joint tenants with rights of survivorship, to the extent permitted by law. Any shares of stock so registered in the names of the Participant and his or her joint tenant shall be subject to any applicable restrictions on the right to transfer such shares during such Participant’s lifetime as otherwise provided in Paragraph 8 hereof.
11. Accounting And Use Of Funds. Payroll deductions for each Participant shall be credited to an account established under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder. All funds from payroll deductions received or held by the Participating Employers under the Plan may be used, without limitation, for any corporate purpose by the Participating Employers who shall not be obligated to segregate such funds. Such accounts shall not bear interest.
12. Adjustment Provision. Subject to any required action by the shareholders of the Company, in the event that the issued and outstanding shares of common stock of the Company are changed into or exchanged for a different number or kind of shares or securities of the Company or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the common stock of the Company, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, effected without receipt of consideration by the Company, the number of shares of stock subject to each outstanding option and the number of shares remaining reserved for grant and not yet subject to option and the price per share thereof shall be automatically equitably adjusted to reflect such change.
In the event of a Corporate Transaction, the Board of Directors may either: (i) amend or adjust the provisions of this Plan to provide for the acceleration of the current Purchase Period and the exercise of options thereunder; or (ii) continue the Plan with respect to completion of the then current Purchase Period and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, consolidation, liquidation or other event, as provided pursuant to Section 424(a) of the Internal Revenue Code, or any successor provision. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company or Board of Directors to make adjustments, reclassifications, reorganizations or changes in the Company’s capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
13. Non-Transferability Of Options. Options granted under any Purchase Period of the Plan shall not be transferable and shall be exercisable only by the optionee.
Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or the receipt of common stock under any Purchase Period of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that a Participating Employer may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9(b).
14. Designation Of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any cash or stock payable pursuant to Paragraph 9(e) hereof. The beneficiary designation may be changed by the Participant at any time by written notice to the Participating Employer.
Upon the death of a Participant and receipt by the Participating Employer of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Participating Employer shall deliver such cash or stock to such beneficiary. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death, the Participating Employer shall deliver the cash or stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Participating Employer, it may, in its discretion, deliver such cash or stock to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Participating Employer, then to such other person as the Participating Employer may designate. The Participating Employer will not be responsible for or be required to give effect to the disposition of any cash or stock in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any Purchase Period of the Plan.
15. Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted pursuant to Paragraph 12, no such termination will take effect with respect to any completed Purchase Period. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the shareholders of the Company: (a) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12); (b) permit payroll deductions at a rate in excess of ten percent (10%) of a Participant’s compensation or such other permissible maximum contribution established by the Committee or Senior Vice President, Human Resources; (c) impair any outstanding option without the consent of the optionee (except as provided in Paragraph 12); (d) change the Employees or class of Employees eligible to participate under the Plan; or (e) materially increase the benefits accruing to Participants under the Plan.
16. Notices. All notices or other communications in connection with the Plan or any Purchase Period thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his or her last known address, or the Participant’s designated personal representative or beneficiary, or to the Participating Employer or its designated representative, as the case may be.
17. Alteration of Plan Terms to Comply with Foreign Law; Establishment of Non-Statutory Plans. The Senior Vice President, Human Resources of the Company shall have the authority to alter the operation of the Plan to the extent necessary to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions, including, without limitation: (i) authorizing alternative payment methods in the case of foreign jurisdictions where payroll deductions are not allowed; and (ii) imposing lower limitations on the shares available for option grants during any Purchase Period in the case of foreign jurisdictions where lower limitations are required. To the extent that such alterations may be made in a manner that does not result in the Plan’s failure to comply with Code Section 423, the options subject to such alterations shall for all purposes be considered to be options granted under the Plan. To the extent that such alterations would result in the Plan’s failure to comply with Code Section 423, the options subject to such alterations shall be considered to be options granted under one or more non-statutory stock option plans. To the extent that the employing entity in a foreign jurisdiction does not constitute a Subsidiary, options granted to such employees shall be considered to be options granted under one or more non-statutory option plans. In all such cases, the terms of such non-statutory stock option plan or plans shall have the same terms as the Plan except for such alterations. In all cases, the total number of shares authorized to be issued under the Plan shall apply in the aggregate to the Plan and any such non-statutory stock option plans.

Appendix B
MEDTRONIC, INC.
1998 OUTSIDE DIRECTOR STOCK COMPENSATION PLAN
(as amended and restated)
1. Purpose. The purpose of this Plan is to facilitate recruiting and retaining non-employee directors of outstanding ability.
2. Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a)	“Account” means a bookkeeping account maintained for a Participant to which Deferred Stock Units are credited pursuant to Section 8 of this Plan.

(b)	“Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, or any successor provision, and any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.

(c)	“Agreement” means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award granted hereunder (not inconsistent with this Plan).

(d)	“Annual Award” means an Option or Stock Appreciation Right granted pursuant to Section 7(c) of this Plan.

(e)	“Annual Retainer” of a Participant means the fixed annual fee for such Participant in effect on the first day of the Plan Year for which such Annual Retainer is payable for services to be rendered as a Non-Employee Director of the Company.

(f)	“Award” means an Option granted pursuant to Section 5 of this Plan, a Stock Appreciation Right granted pursuant to Section 6 of this Plan, an Annual or Initial Award granted pursuant to Section 7 of this Plan or a credit of Deferred Stock Units pursuant to Section 8 of this Plan.

(g)	“Board” means the Board of Directors of the Company.

(h)	“Change in Control” shall mean:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (h)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below; or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding Shares and the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding Shares and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing provisions of this definition, a Change in Control shall not be deemed to occur with respect to the Participant if the acquisition of the 30% or greater interest referred to in clause (a) is by a group, acting in concert, that includes the Participant or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the Surviving Corporation or, if applicable, the Parent Corporation shall be beneficially owned, directly or indirectly, immediately after a Business Combination by a group, acting in concert, that includes the Participant.

(i)	“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(j)	“Committee” means any committee of the Board designated by the Board to administer this Plan under Section 3 hereof which shall be composed of not less than two members, each of whom shall be a “non-employee director” as defined in Exchange Act Rule 16b-3.

(k)	“Company” means Medtronic, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(l)	“Deferred Stock Unit” means the right to receive one Share pursuant to Section 8 of this Plan.

(m)	“Disability” means the disability of a Participant such that the Participant is unable due to a physical or mental illness or condition that is expected to be of a duration of twelve (12) months or more to perform the essential duties of a member of the Board.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect with respect to the Company or any successor regulation.

(o)	“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing sale price of the Shares on The New York Stock Exchange, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on The New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(p)	“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(q)	“Initial Award” means an Option or Stock Appreciation Right granted pursuant to Section 7(b) of this Plan.

(r)	“Meeting” means a regular or special meeting of the Board or of a committee of the Board on which a particular Participant serves.

(s)	“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(t)	“Option” means a right to purchase Stock granted pursuant to Sections 5 and 7 of this Plan.

(u)	“Participant” means any Non-employee Director to whom an Award is made.

(v)	“Plan” means this 1998 Outside Director Stock Compensation Plan, as amended and in effect from time to time.

(w)	“Plan Year” means the period from September 1 of any year through the following August 31.

(x)	“Pro-Ration Factor” means: (A) in the case of a Participant who is a Non-Employee Director for the entire Plan Year in question and attends at least 75 percent of the Meetings that occur during such Plan Year (such Meetings, the “Plan Year Meetings”), 100 percent; (B) in the case of a Participant who is a Non-Employee Director for only a portion of a Plan Year and attends at least 75 percent of the Meetings that occur during that portion of a Plan Year (such meetings, the “Applicable Meetings”), a percentage determined by dividing the number of Applicable Meetings by the total number of Plan Year Meetings for that Plan Year; and (C) in the case of a Non- Employee Director who fails to satisfy the Meeting attendance requirement of clause (A) or (B), as applicable, 75 percent of the percentage specified in clause (A) or (B), as applicable.

(y)	“Share” means a share of common stock of the Company, $.10 par value per share.

(z)	“Stock Appreciation Right” means a stock appreciation right granted pursuant to Sections 6 and 7 of this Plan.

(aa)	“Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(bb)	“Successor” with respect to a Participant means a court appointed conservator or guardian of a Participant; if the Participant is deceased, the legal representative of the estate of the Participant; or the person or persons who may, by bequest or inheritance, or pursuant to a transfer permitted under Section 9(d) of this Plan, acquire the right to exercise an Option or Stock Appreciation Right or receive Shares issuable in satisfaction of Deferred Stock Units in the event of the Participant’s death.

(cc)	“Term” means the period during which an Award may be exercised.
Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.

(a)	Authority of Committee. The Committee or its delagee shall administer this Plan. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan (including without limitation the manner in which Participants shall make elections provided for herein), to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive.

(b)	Indemnification. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

4.	In General.

(a)	Shares Available. The number of Shares available for distribution under this Plan is 3,000,000 (subject to adjustment under Section 9(f) hereof). Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the terms and conditions of the Award are not met may again be used for an Award under this Plan. Any undistributed portion of any terminated, expired, exchanged, exercised or forfeited Award or any portion of an Award settled in cash in lieu of Shares shall be available for further Awards.

(b)	No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded to the nearest whole Share.

(c)	Rights as Shareholder. A participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

5.	Options.

(a)	Agreements. Each Option granted under this Plan shall be evidenced by an Option Agreement setting forth the terms and conditions thereof.

(b)	Discretionary Options. The Board or the Committee may, in its discretion, at any time or from time to time grant to any Non-Employee Director an Option to purchase such number of Shares, on such terms and conditions, as it shall determine.

(c)	Purchase Price; Term and Exercisability of Options. The purchase price of each share subject to an Option shall be the Fair Market Value of a Share as of the date the Option is granted. Options granted to a Non-Employee Director under this Section 5 shall vest and be exercisable in full on the date of grant, except to the extent the Board or Committee provides otherwise in the Option Agreement; provided, however, that in no event shall a Non-Employee Director initially appointed by the Board be entitled to exercise an Option unless, and until such time as, such director shall have been elected to the Board by the shareholders of the Company. Notwithstanding the foregoing, except as otherwise provided in the Option Agreement, vesting of an Option granted to a Non-Employee Director who shall have been elected by the shareholders of the Company shall accelerate and shall become immediately exercisable in full upon the occurrence of a Change in Control or in the event that the Non-Employee Director ceases to serve as a director of the Company due to death, Disability, resignation or retirement under the policies of the Company then in effect. Options shall expire no later than the ten-year anniversary date of the Option’s grant; provided, that an Option granted to a Non-Employee Director initially appointed by the Board shall expire on the date such director ceases to be a director of the Company unless such director shall have been elected by the shareholders subsequent to the grant of the Initial Award to such director.

(d)	Payment of Option Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise; provided, that to the extent permitted by law, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may also be paid in cash, or by delivery to the Company of Shares held by such Participant for at least six months before such exercise (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, in the discretion of the Participant. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

6.	Stock Appreciation Rights.

(a)	Agreements. Each Stock Appreciation Right granted under this Plan shall be evidenced by an Agreement setting forth the terms and conditions thereof.

(b)	Discretionary Grant of Stock Appreciation Right. The Board or the Committee may, in its discretion, at any time or from time to time grant to any Non-Employee Director a Stock Appreciation Right (“Stock Appreciation Right”), on such terms and conditions, as it shall determine.

(c)	Term and Exercisability of Stock Appreciation Rights. Stock Appreciation Rights granted to a Non-Employee Director under this Section 6 shall vest and be exercisable in full on the date of grant, except to the extent the Board or Committee provides otherwise in the Stock Appreciation Right agreement; provided, however, that in no event shall a Non-Employee Director initially appointed by the Board be entitled to exercise a Stock Appreciation Right unless, and until such time as, such director shall have been elected to the Board by the shareholders of the Company. Notwithstanding the foregoing, except as otherwise provided in the Stock Appreciation Right agreement, vesting of a Stock Appreciation Right granted to a Non-Employee Director who shall have been elected by the shareholders of the Company shall accelerate and shall become immediately exercisable in full upon the occurrence of a Change in Control or in the event that the Non-Employee Director ceases to serve as a director of the Company due to death, Disability, resignation or retirement under the policies of the Company then in effect. Stock Appreciation Rights shall expire no later than the ten-year anniversary date of the Stock Appreciation Rights’ grant; provided, that a Stock Appreciation Right granted to a Non-Employee Director initially appointed by the Board shall expire on the date such director ceases to be a director of the Company unless such director shall have been elected by the shareholders subsequent to the grant of the Initial Award to such director.

(d)	Settlement of Appreciation Right. Upon exercise of an Appreciation Right, the Participant shall receive Shares with an aggregate value determined by multiplying the number of Appreciation Rights units being exercised, by the excess of (i) the Fair Market Value of a Share as of the date of exercise over (ii) the Fair Market Value of a Share as of the date of the Award.

7.	Initial and Annual Awards.

(a)	General. Each Non-Employee Director shall automatically be granted an Initial Award and Annual Award. Such Awards may take the form of an Option or Stock Appreciation Right as determined by the Committee from time to time. The provisions of Section 5 or 6 respectively shall govern the Option or Stock Appreciation Rights Agreement except as otherwise provided in this Section 7.

(b)	Initial Award. Each Non-Employee Director shall automatically be granted on the date such director first becomes a director an “Initial Award” for a number of units determined by dividing (i) two times the amount of the Annual Retainer as in effect immediately following such election or appointment by (ii) the Fair Market Value of a Share on the date of grant. No increase in the Annual Retainer of the Non-Employee Directors after a person becomes a Non-Employee Director shall increase the number of units subject to the Initial Award granted to such Non-Employee Director. An employee of the Company or an Affiliate who terminates such employment and thereafter becomes a Non-Employee Director is not entitled to receive an Initial Award but will be entitled to receive Annual Awards. A Non-Employee Director is not entitled to receive more than one Initial Award during his or her lifetime. For purposes of Section 7(b) and 7(c) a unit shall represent an Option or Stock Appreciation Right with respect to one share of Stock.

(c)	Annual Awards. On the first day of each Plan Year, each Non-Employee Director shall automatically be granted an Annual Award for a number of units equal to (i) the amount of the Annual Retainer in effect as of such day, divided by (ii) the Fair Market Value of a Share on the first day of the Plan Year. If there is an increase in the Annual Retainer after the Annual Award is granted in a given year, each Non-Employee Director shall automatically be granted, as of the date such increase is approved, a supplemental Annual Award for the number of units equal to (i) the amount of the increase in such Annual Retainer divided by (ii) the Fair Market Value of a Share on the date of the grant. In the event that a Non-Employee Director joins the Board in the middle of the Plan Year, then such Non-Employee Director shall automatically be granted an Annual Award for a number of units equal to (i) the product obtained by multiplying the amount of the Annual Retainer in effect as of such day by a fraction the numerator of which is the number of days remaining in the Plan Year as of the day such Non-Employee Director commenced her or his term as a Non-Employee Director and the denominator of which is 365, divided by (ii) the Fair Market Value of a Share on the day that such Non-Employee Director commenced her or his term as a Non-Employee Director.

(d)	Term and Exercisability of Awards. Initial Awards and Annual Awards shall expire on the fifth anniversary of the date the Non-Employee Director ceases to be a director of the Company for any reason, if earlier than the tenth anniversary of the date of the grant of the Award; and provided, further, that the Initial Award granted to a Non-Employee Director initially appointed by the Board shall expire on the date such director ceases to be a director of the Company unless such director shall have been elected by the shareholders subsequent to the grant of the Initial Award to such director.

8.	Deferred Stock Units.

(a)	Annual Credit. As of the last day of each Plan Year, there shall be credited to the Account of each Participant who is a Non-Employee Director on such day a number of Deferred Stock Units equal to (i) the Annual Retainer in effect as of such day, times the Pro-Ration Factor, divided by (ii) the average of the Fair Market Value of a Share on each of the last 20 trading days during such Plan Year determined in accordance with clause (i) of Section 2(o) or, if clause (i) of Section 2(o) is inapplicable, the Fair Market Value of a Share as of the last day of such Plan Year determined in accordance with clause (ii) of Section 2(o). There shall be credited to the Account of any Non-Employee Director who retires from the Board prior to the last day of the Plan Year, as of the retirement date, a number of Deferred Stock Units equal to (i) the Annual Retainer in effect as of such date, times the Pro-Ration Factor, divided by (ii) the average of the Fair Market Value of a Share on each of the last 20 trading days during such Plan Year determined in accordance with Section 2(o).

(b)	Discretionary Credits. The Board or the Committee may, in its discretion, at any time and from time to time, cause additional Deferred Stock Units to be credited to the account of any Non-Employee Director.

(c)	Credits of Dividend Equivalents; Maintenance of Accounts. The Company shall maintain an Account for each Participant to which the credits provided for in Sections 8(a) and (b) above shall be made. Each Participant’s Account shall be credited from time to time with additional Deferred Stock Units to reflect deemed reinvestment of any amounts that would have been paid as cash dividends with respect to the Deferred Stock Units held in such Account if they were Shares. Subject to the provisions of Section 8(d) regarding delivery of Shares, Accounts may be credited with fractional Deferred Stock Units pursuant to this Section 8(c) and Sections 8(a) and (b).

(d)	Delivery of Shares from Accounts.

(i)	Each Participant shall be provided the opportunity to elect, in accordance with procedures established by the Committee in compliance with the requirements of Section 409A of the Internal Revenue Code, whether to receive the amounts credited to the Participant’s Account in a single lump sum or in five annual installments. Such election shall be made no later than the December 31 prior to the Plan Year in which the Deferred Stock Units are earned (or such later date permitted under Section 409A of the Internal Revenue Code); provided, however, that in the case of a newly appointed director such election may be made within 30 days of the date of such appointment. Once made, such an election may be changed on or before December 31 of any year, but such changed election shall take effect only with respect to Awards for the Plan Year beginning after such change. If no election is made for a Plan Year, the amounts credited to a Participant’s account with respects to Awards for such year shall be delivered in a lump sum.

(ii)	The balance in a Participant’s Account shall be delivered to the Participant or the Participant’s Successor in the form of Shares as soon as practicable after, or beginning as soon as practicable after, the date on which the Participant ceases for any reason to be a member of the Board (the “Termination Date”). If a Participant has elected a lump sum delivery, or if a Participant dies while a member of the Board, the Participant or the Participant’s Successor, as applicable, shall receive a number of Shares equal to the total number of Deferred Stock Units in the Participant’s Account as of the Termination Date in full satisfaction of all of the Participant’s interest in the Account; provided, that any fractional Deferred Stock Units shall be rounded to the nearest higher whole number of Shares. If a Participant has elected installment delivery and ceases to be a member of the Board for any reason other than the death of the Participant, then the Participant shall receive the balance in such Participant’s Account in the form of five annual deliveries of Shares (and if a Participant dies after ceasing to be a Board member, any remaining annual deliveries shall be made to the Participant’s Successor). The precise number of shares delivered in each installment shall be determined in such a manner as to cause each such delivery to represent approximately one-fifth of the Deferred Stock Units held in such Account as of the Termination Date together with any dividend equivalents credited thereon. Notwithstanding the foregoing, no such installment shall be delivered unless and until the Board or the Committee shall have approved the delivery (unless such approval is not necessary under Exchange Act Rule 16b-3).

(iii)	Notwithstanding the foregoing, the balance in all Participants’ Accounts shall be delivered to the Participants in a single lump sum delivery of Shares upon the occurrence of any change of control as defined under Section 409A of the Internal Revenue Code and any controlling guidance issued under that section.

9.	General Provisions.

(a)	Effective Date of this Plan. This Plan originally became effective as of March 5, 1998.

(b)	Duration of this Plan. This Plan shall remain in effect until it is terminated pursuant to Section 9(e) hereof.

(c)	No Right to Board Membership. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue as a member of the Board.

(d)	Transferability. A non-Employee Director may transfer an Award granted pursuant to Section 5, 6, or 7 to any member of such Non-Employee Director’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Non-Employee Director’s “immediate family” or partnerships in which such family members are the only partners; provided, that (i) the transferor receives no consideration for the transfer and (ii) such transferred Award shall continue to be subject to the same terms and conditions as were applicable to such Award immediately prior to its transfer. Unless an award granted pursuant to Section 5, 6, or 7 shall have expired, in the event of a Non-Employee Director’s death, an Award granted to such Non-Employee Director pursuant to Section 5, 6, or 7 shall be transferable to the beneficiary, if any, designated by the Non-Employee Director in writing to the Company prior to the Non-Employee Director’s death and such beneficiary shall succeed to the rights of the Non-Employee Director to the extent permitted by law. If no such designation of a beneficiary has been made, the Non-Employee Director’s legal representative shall succeed to such Award, which shall be transferable by will or pursuant to the laws of descent and distribution.

(e)	Amendment, Modification and Termination of this Plan. Except as provided in this Section 9(e), the Board may at any time amend, modify, terminate or suspend this Plan or any or all Agreements under this Plan to the extent permitted by law. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor under an Award granted before the date of termination, suspension or modification, unless otherwise agreed by the Participant in the Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 9(f) hereof does not adversely affect any right of a Participant under an Award.

(f)	Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of Shares available for Awards under this Plan, in the number and type of Shares subject to Awards then outstanding and in the Award exercise or conversion price as to any outstanding Awards and in the number of Deferred Stock Units in the Accounts, may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change, recapitalization, reclassification, stock dividend, stock split, stock combination, or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

(g)	Fundamental Change. In the event of a proposed Fundamental Change: (a) involving a merger, consolidation or statutory share exchange, unless appropriate provision shall be made (which the Board may, but shall not be obligated to, make) for the protection of the outstanding Awards by the substitution of appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, to be issuable upon the exercise of Awards, or (b) involving the dissolution or liquidation of the Company, the Board may, but shall not be obligated to, declare, at least twenty days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Award of the declaration, that each outstanding Award, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment in cash to each holder of such Award, within 20 days after the Fundamental Change. At the time of the declaration provided for in the immediately preceding sentence, each Award shall immediately become fully vested and each person holding an Award shall have the right, during the period preceding the time of cancellation of the Award, to exercise the Award in full or any portion thereof. Payment to holders of Options for each Share covered by the canceled Option shall be equal to the amount, if any, by which the Fair Market Value (as defined in this Section 9(g)) per Share exceeds the exercise price per Share covered by such Option. Payment to holders of each cancelled Stock Appreciation Right shall be equal to the aggregate amount of appreciation, if any. In the event of a declaration pursuant to this Section 9(g), each outstanding Award that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Award shall be entitled to the payment provided for in this Section 9(g) if such Award shall have previously expired. For purposes of this Section 9(g) only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Board, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

(h)	Limits of Liability.

(i)	Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii)	Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(a) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(i)	Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

(j)	Removal for Cause. Notwithstanding any other provision of this Plan, this Section 9(i) shall apply in the event a Participant is removed from the Board for cause before a Change of Control. In such event: (i) all of the Participant’s Awards shall immediately expire and be forfeited, and (ii) unless the Board or the Committee specifically determines otherwise in connection with or after such removal, the balance in such Participant’s Account shall be delivered to the Participant in a single lump sum delivery of Shares after the expiration of six months from the date of such removal. In addition, if the Participant has received or been entitled to delivery of Shares pursuant to the exercise of an Award within six months before such removal, the Board or the Committee, in its sole discretion, may require the Participant to return or forfeit all or a portion of such Shares and receive back the exercise price (if any) paid therefor, or may require the Participant to pay to the Company the economic value of such Shares less such exercise price, determined as of the date of the exercise of Awards in the event of any of the following occurrences (whether before or after such removal): competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies or business policies of the Company or any Affiliate, or any other action or event that the Board may determine warrants such a requirement. The Board’s or Committee’s right to require such return or forfeiture must be exercised within 90 days after the later of the date of such removal or the discovery of such an occurrence, but in no event later than 15 months after such removal.

10. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.
11. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
12. Effect of Prior Plan. From and after the Effective Date of this Plan, no further awards shall be made to Non-Employee Directors under the Company’s 1994 Stock Award Plan the “Prior Plan”). Thereafter, all grants and awards made under the Prior Plan prior to such Effective Date shall continue in accordance with the terms of the Prior Plan.

UC200600724 EN

This Proxy is Solicited by the Board of Directors of

MEDTRONIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 25, 2005

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the proxy statement and hereby appoints Arthur D. Collins, Jr. and Terrance L. Carlson, or either of them, as proxies to represent the undersigned, with full power of substitution in each, and hereby authorizes them to vote all shares of common stock of Medtronic, Inc. which the undersigned is entitled to vote all the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 25, 2005 at 10:30 a.m. (Central Daylight Time), at the Medtronic World Headquarters at 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota and adjournments and postponements thereof.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 1, 2005.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” ALL NOMINEES NAMED IN PROPOSAL ONE (ELECTION OF DIRECTORS) AND “FOR” PROPOSALS TWO, THREE AND FOUR. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON SUCH OTHER MATTERS AS THE PROXIES NAMED HEREIN, IN THEIR SOLE DISCRETION, MAY DETERMINE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

(To be Signed on Reverse Side)

710 MEDTRONIC PARKWAY, MS LC310 MINNEAPOLIS, MN 55432-5604

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Medtronic, Inc., in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medtronic, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MEDTRO	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC, INC.

Vote on Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ALL NOMINEES.

To withhold authority to vote for any nominee,
		For	Withhold	For All	mark “For All Except” and write the nominee’s
1.	To elect four Class I directors for three-year terms.	All	All	Except	number on the line below.
01) Shirley A. Jackson, Ph.D., 02) Denise M. O’Leary,
	03) Jean-Pierre Rosso, 04) Jack W. Schuler	☐	☐	☐

Vote on Proposals

	For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 and 4.

2. To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm.	☐	☐	☐

3. To approve the Medtronic, Inc. 2005 Employees Stock Purchase Plan.	☐	☐	☐

4. To approve the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (as amended and restated).	☐	☐	☐

NOTE: Signature should agree with name on stock
certificate as printed thereon. Executors,
administrators, trustees and other fiduciaries should
so indicate when signing.

	Yes	No
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date